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                                                                     EXHIBIT 4.4







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             SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT


                                  BY AND AMONG


                              MCE COMPANIES, INC.,


                     ROCKY MOUNTAIN MEZZANINE FUND II, L.P.


                     GREAT LAKES CAPITAL INVESTMENTS I, LLC


                                       and


                        NATIONAL CITY CAPITAL CORPORATION



                        ---------------------------------
                            Dated as of July 28, 1999



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                                                 TABLE OF CONTENTS
                                                                                                               Page
ARTICLE 1.........................................................................................................1
         1.01.  Definitions.......................................................................................1
         1.02.  Accounting Terms; Financial Statements...........................................................14
         1.03.  Other Definitional Provisions....................................................................14

ARTICLE 2........................................................................................................14
         2.01.  Purchase and Sale of Notes.......................................................................15
         2.02.  Purchase and Sale of Warrants....................................................................15
         2.03.  Purchase Price Allocation........................................................................15
         2.04.  Closing..........................................................................................15
         2.05.  Several Obligations..............................................................................15

ARTICLE 3........................................................................................................16
         3.01.  Representations and Warranties...................................................................16
         3.02.  Corporate Proceedings............................................................................16
         3.03.  No Defaults......................................................................................16
         3.04.  Legal Opinions...................................................................................16
         3.05.  Fees, Expenses, etc..............................................................................17
         3.06.  Material Adverse Change..........................................................................17
         3.07.  Capitalization, etc..............................................................................17
         3.08.  Documents........................................................................................17
         3.09.  Purchase Permitted by Applicable Laws............................................................17
         3.10.  Consents and Approvals...........................................................................17
         3.11.  Execution and Delivery of this Agreement.........................................................17
         3.12.  Registration Rights Agreement....................................................................18
         3.13.  Stockholder Agreement............................................................................18
         3.14.  Notes and Warrants...............................................................................18
         3.15.  SBIC Certificates................................................................................18
         3.17.  Disbursement Instructions........................................................................18
         3.18.  [Intentionally Omitted.].........................................................................18
         3.20.  Officer's Certificate............................................................................18
         3.21.  Financial Statements.............................................................................18

ARTICLE 4........................................................................................................19
         4.01.  Representations and Warranties True..............................................................19
         4.02.  Compliance with This Agreement...................................................................19
         4.03.  Issuance Permitted by Applicable Laws............................................................19
         4.04.  Consents and Approvals...........................................................................19
         4.05   Execution and Delivery of this Agreement.........................................................19

ARTICLE 5........................................................................................................19
         5.01.  Existence and Power..............................................................................20

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

         5.02.  Corporate and Governmental Authorization; No Contravention.......................................20
         5.03.  Binding Effect...................................................................................20
         5.04.  Financial Information............................................................................20
         5.05.  Litigation.......................................................................................21
         5.06.  Ownership of Property............................................................................21
         5.07.  No Default.......................................................................................21
         5.08.  No Burdensome Restrictions.......................................................................22
         5.09.  Subsidiaries; Other Equity Investments...........................................................22
         5.10.  Investment Company Act...........................................................................22
         5.11.  Margin Regulations...............................................................................22
         5.12.  Taxes............................................................................................22
         5.13.  Brokers..........................................................................................23
         5.14.  Related Transactions.............................................................................23
         5.15.  Full Disclosure..................................................................................23
         5.16.  Representations and Warranties Incorporated from Other Operative
                 Documents.......................................................................................23
         5.17.  Private Offering.................................................................................23
         5.18.  Capitalization...................................................................................24
         5.19.  Senior Loan Documents............................................................................24
         5.20.  Operative Documents..............................................................................24
         5.21.  Small Business Matters...........................................................................24
         5.22.  Compliance with Environmental Requirements; No Hazardous Materials...............................24
         5.23.  Compliance with ERISA............................................................................26

ARTICLE 6........................................................................................................26
         6.01.  Existence; Authorization; No Contravention.......................................................26
         6.02.  Binding Effect...................................................................................27
         6.03.  Investment Representation........................................................................27
         6.04.  Accredited Investor..............................................................................27

ARTICLE 7........................................................................................................27
         7.01.  Closing Fees.....................................................................................27
         7.02.  Computation of Interest..........................................................................27
         7.03.  General Provisions Regarding Payments............................................................27
         7.04.  Indemnification..................................................................................28
         7.05.  Registration Rights Agreement....................................................................29

ARTICLE 8........................................................................................................29
         8.01.  Financial Statements and Other Reports...........................................................30
         8.02.  Payment of Obligations...........................................................................31
         8.03.  Insurance........................................................................................32
         8.04.  Inspection of Property, Books and Records........................................................32
         8.05.  Notice...........................................................................................32
         8.06.  Conduct of Business and Maintenance of Licenses..................................................33
         8.07.  Compliance with Laws.............................................................................33



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



         8.08.  Certificates.....................................................................................33
         8.09.  Use of Proceeds..................................................................................34
         8.10.  Further Assurances...............................................................................34
         8.11.  Board Meetings...................................................................................34
         8.12.  SBIC Regulatory Provisions.......................................................................34
         8.13.  Reservation of Shares............................................................................35
         8.14.  Compliance with Agreements.......................................................................35
         8.15.  Environmental Provisions.........................................................................35
         8.16.  Maintain Consolidated Adjusted Net Worth.........................................................36
         8.17.  Maintain Total Debt to EBITDA Ratio..............................................................36
         8.18.  Maintain Fixed Charge Coverage Ratio.............................................................37
         8.19.  Maintain Senior Debt to EBITDA Ratio.............................................................37
         8.20.  Acquisition and Senior Loans.....................................................................37

ARTICLE 9........................................................................................................38
         9.01.  Capital Stock....................................................................................38
         9.02.  Consolidations, Mergers and Sales of Assets......................................................38
         9.03.  Guarantees.......................................................................................38
         9.04.  Debt.............................................................................................39
         9.05.  Purchase of Assets...............................................................................39
         9.06.  Investments......................................................................................40
         9.07.  Negative Pledge..................................................................................40
         9.08.  Security Interest................................................................................41
         9.09.  Business Purposes................................................................................41
         9.10.  Extensions of Credit.............................................................................41
         9.11.  Distributions....................................................................................41
         9.12.  ERISA............................................................................................41
         9.13.  Transactions with Affiliates.....................................................................42
         9.14.  Fiscal Year......................................................................................42
         9.15.  Amendments or Waivers............................................................................42
         9.16.  No Inconsistent Agreements; Amendments...........................................................42
         9.18.  Prepayment of Debts..............................................................................43

ARTICLE 10.......................................................................................................43
         10.01. Events of Default................................................................................43

ARTICLE 11.......................................................................................................46
         11.01. Certain Definitions..............................................................................46
         11.02. General..........................................................................................47
         11.03. Limitation on Payment and Remedies...............................................................47
         11.04. Subordination upon Certain Events................................................................49
         11.05. Payments and Distributions Received..............................................................49
         11.06. Subrogation......................................................................................49
         11.07. Relative Rights..................................................................................50
         11.08. Subordination May Not Be Impaired by the Company.................................................50


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


         11.09.  Payments........................................................................................50
         11.10.  Subordination Not to Prevent Events of Default..................................................50
         11.11.  Subordination Not Impaired; Benefit of Subordination............................................50
         11.12.  Miscellaneous...................................................................................51

ARTICLE 12.......................................................................................................51

ARTICLE 13.......................................................................................................51
         13.01.  Survival of Agreements, Representations and Warranties..........................................51
         13.02.  Notices.........................................................................................51
         13.03.  Successors and Assigns..........................................................................53
         13.04.  Assignments and Participations..................................................................53
         13.05.  Amendment and Waiver............................................................................53
         13.06.  Counterparts....................................................................................53
         13.07.  Headings; Section References....................................................................53
         13.08.  Governing Law...................................................................................54
         13.09.  Jurisdiction....................................................................................54
         13.10.  Severability....................................................................................54
         13.11.  Rules of Construction...........................................................................54
         13.12.  Entire Agreement................................................................................54
         13.13.  Certain Expenses................................................................................54
         13.14.  Further Assurances..............................................................................54
         13.15.  Waiver of Jury Trial............................................................................55
         13.16.  Required Purchasers.............................................................................55
         13.17.  Confidentiality.................................................................................55


         Schedule 5.06     -  Ownership of Property, Liens
         Schedule 5.07              -  Defaults
         Schedule 5.09     -  Subsidiaries
         Schedule 5.18     -  Capitalization
         Schedule 5.22     -  Environmental Matters
         Schedule 9.01     -  Outstanding Debt

         Exhibit A         NCCC Note
         Exhibit B         GLCI Note
         Exhibit C         RMMF Note
         Exhibit D         Form of Warrant



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             SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT


                  THIS AGREEMENT, dated as of July 28, 1999, by and among MCE COMPANIES, INC., a Michigan corporation (the "COMPANY"), Great Lakes Capital Investments I, LLC, a Delaware limited liability company ("GLCI"), National City Capital Corporation, a Delaware corporation ("NCCC"), and Rocky Mountain Mezzanine Fund II, L.P., a Colorado limited partnership ("RMMF") (GLCI, NCCC and RMMF collectively, with their respective successors and the permitted assignees and transferees, the "PURCHASERS").


                              STATEMENT OF PURPOSE

                  The Company proposes to issue and sell to the Purchasers (a) its 8% Promissory Notes due July 28, 2004 in the aggregate principal amount of $4,000,000, dated as of the date hereof, as the same may be amended, modified or supplemented from time to time (the "NOTES"), and (b) a warrant or warrants to purchase 13,130 shares of its Common Stock, which Common Stock is without par value, as the same may be amended, modified or supplemented from time to time (the "WARRANTS"), in each case, pursuant to the terms and subject to the conditions of this Agreement, the proceeds of which are to be used by the Company for the payment of certain indebtedness to facilitate the continued growth of the Company and for working capital.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


ARTICLE 1
Definitions

1.01.  Definitions.

     As used in this Agreement the following terms have the meanings indicated:

     "1996 Agreement" has the meaning assigned to that term in Section 8.11.

     "Accredited Investor" has the meaning assigned to that term under Rule 501 of the rules and regulations promulgated by the Commission under the Securities Act.

     "Acquisition" means all of the transactions contemplated by the Acquisition Documents to be consummated on or before the Closing Date.

     "Acquisition Documents" means the Stock Purchase Agreement, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, as any of the foregoing agreements, documents and instruments may from time to time be amended, modified or supplemented in accordance with the

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terms thereof and hereof.

          "Affiliate" means (i) any Person that, directly or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or
(ii) any Person (other than the Company or any of its Subsidiaries) which is controlled by or is under common control with a Controlling Person. As used herein, except in the definition of "Investor Affiliate", the term "control" of a Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan.

          "Business Day" means any day other than a Saturday, Sunday, public holiday under the laws of the State of Ohio, or other day on which banking institutions generally are authorized or obligated to close in Cleveland, Ohio.

          "Capital Expenditure" means, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

          "Capital Lease" means for any Person any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet of such Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and regulations promulgated thereunder.

          "Change in Control" has the meaning assigned to that term in Section 10.01(l).

          "Closing" has the meaning assigned to that term in Section 2.04.

          "Closing Date" means July 28, 1999.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor

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statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the Common Stock without par value of the Company and any other capital stock into which such Common Stock is reclassified or reconstituted.

                  "Company" is defined in the preamble to this Agreement.

                  "Company Account" means the account specified on the signature pages hereof into which the Loans to the Company shall be made available, or such other account as the Company shall from time to time specify by notice to the Purchasers.

                  "Consolidated" or "Consolidating" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of Company includes consolidation with its Subsidiaries in accordance with GAAP.

                 "Consolidated Adjusted Net Worth" shall mean as of any date of determination, stockholders' equity in the Company as of such date, plus, to the extent not included in stockholders' equity, preferred stock and convertible and redeemable warrants issued and outstanding as of such date, plus the outstanding principal amount of the Subordinated Debt as of such date, all as determined in accordance with GAAP.

                 "Consolidated EBITDA" shall mean for any period of determination, Consolidated Net Income for such period, less the aggregate amounts included in determining Consolidated Net Income for extraordinary gains during such period, plus the aggregate amounts deducted in determining Consolidated Net Income in respect of (a) income taxes for such period, (b) interest expense for such period, (c) depreciation and amortization expense and other non-cash charges for such period, and (d) extraordinary losses for such period, in each case determined on a Consolidated basis in accordance with GAAP plus the EBITDA Adjustment.

                 "Consolidated Net Income" shall mean, for any period of determination, the net income (but not loss) of Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP including any extraordinary gains during such period; provided, however, for purposes of determining Consolidated Net Income for any period, if under GAAP any Subsidiary is treated as a Consolidated Subsidiary for part of such period, such Subsidiary shall be deemed to be a Consolidated Subsidiary for such entire period.


                "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust

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or other instrument to which such Person is a party or by which it or any of its property (now or hereafter acquired) is bound.

          "Credit Agreement" means the Credit Agreement between the Company and the Lenders, to be entered into no later than ten days from the date hereof, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof.

          "Debt" means, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit, obligations in respect of bankers acceptances, provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dollar," "Dollars" and the symbol "$" means lawful money of the United States of America.

          "Domestic Subsidiary" shall mean those Subsidiaries of the Company incorporated under the laws of the United States or any state thereof and such other Subsidiaries of the Company that are treated as disregarded entities for U.S. tax purposes. The term "Domestic Subsidiary" shall not include Densitron Microwave Limited.

          "EBITDA Adjustment" shall mean (i) if the date of determination is September 30, 1999, $1,000,000; (ii) if the date of determination is December 31, 1999, $700,000; (iii) if the date of determination is March 31, 2000, $400,000; (iv) if the date of determination is June 30, 2000, $100,000; and (v) if the date of determination is after June 30, 2000, $0.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

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          "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

          "Event of Default" has the meaning assigned to such term in Section 10.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Financing Documents" means this Agreement, the Credit Agreement, the Senior Notes, the Notes and the Senior Security Documents.

          "Fiscal Year" means a fiscal year of the Company, or of the Company and its Subsidiaries, or of any Subsidiary of the Company, as the case may be.

          "Fixed Charge Coverage Ratio" shall mean as of any date of determination a ratio the numerator of which shall equal Consolidated Net Income for the four preceding fiscal quarters ending on such date, plus to the extent deducted in determining Consolidated Net Income, (a) extraordinary losses during such period, (b) depreciation, amortization and other non-cash charges for such period, and (c) the EBITDA Adjustment, less the aggregate Capital Expenditures by Company and its Consolidated Subsidiaries during such period, less dividends and distributions paid or declared by Company during such period and less, to the extent added in determining Consolidated Net Income, extraordinary gains during such period, and the denominator of which shall equal Fixed Charge Principal Payments.

          "Fixed Charge Principal Payments" shall mean (i) if the date of determination is September 30, 1999 or December 31, 1999, $3,000,000, (ii) if the date of determination is March 31, 2000, June 30, 2000 or September 30, 2000, $3,500,000 and (iii) if the date of determination is after September 30, 2000, the sum of all principal payments which become due and payable by Company and its Consolidated Subsidiaries during the four quarter period ending on such date on indebtedness for borrowed money.

          "GAAP" shall have the meaning set forth in Section 1.02.

          "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or public or private mediator or arbitrator, in each case whether foreign or domestic.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or

                                      -5-
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payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials" means (i) any "hazardous substance" as defined in CERCLA; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) petroleum, its derivatives, by-products and other hydrocarbons; and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

          "Hazardous Materials Contamination" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property at levels or in amounts that could cause a violation of Environmental Laws.

          "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Borrowers from time to time; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

          "Indemnified Party" has the meaning set forth in Section 7.04.

          "Inmet" means Inmet Corporation, a Michigan corporation and a wholly owned subsidiary of the Company, together with its successors.

          "Inmet Cap Ex" shall mean Capital Expenditures during 1999 and 2000 incurred for the acquisition of land and the making of building improvements for the addition to Inmet's plant located in Ann Arbor, Michigan and the construction of a headquarters building for the Company to the extent not exceeding $2,500,000 in the aggregate.

          "Interest Rate Protection Agreement" means any Hedging Transaction entered into between Company and any bank or an Affiliate of a bank; provided that such transaction is entered into for risk management purpose and not for speculative purposes.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "Investor Affiliate" means any Person that directly, or indirectly, through one or more intermediaries, controls an Investor or is controlled by or is under common control with any such Person. As used in this definition, the term "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Investors" means Ronald D. Brooks, Michael J. Endres, David R. Meuse and John L. Smucker.


          "KDI Plan" has the meaning assigned to that term in Section 9.12.

          "Law" means any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

          "Lenders" means Comerica Bank, National City Bank of Michigan/Illinois and each other Person that becomes a holder of a Senior Note in accordance with the terms of the Credit Agreement and their respective successors.

          "Letters of Credit" means any standby or documentary letters of credit issued by the Lender at the request of or for the account of the Company, individually, and/or a Subsidiary (jointly and severally with the Company) pursuant to Article 3 of the Credit Agreement and those existing letters of credit issued by the Lender on behalf of the Company or any Subsidiary, as identified on Schedule 2 of the Credit Agreement.

          "Liabilities" has the meaning set forth in Section 7.04.

          "Lien" means, any pledge, assignment, hypothecation, mortgage, security interest, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Capital Lease, subordination or any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement or other claim or right, whether based on common law or statute.

          "Loans" means the loans to the Company evidenced by the Notes.

          "Material Adverse Effect" means a material adverse effect on (a) the business or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Transaction Documents, or (c) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Purchasers hereunder or thereunder.

          "Material Plan" means at any time a Plan having unfunded liabilities, which means the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of


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










ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Material Subsidiary" means each Domestic Subsidiary of the Company that has assets having a fair market value of $100,000 or more or that has annual gross income of $250,000 or more.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA.

          "Net Income" means the net income (or loss) of the Company and its Consolidated Subsidiaries for any period determined in accordance with GAAP but excluding in any event any extraordinary gains or losses and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses.

          "Notes" has the meaning assigned to that term in the recitals of this Agreement.

          "Officers' Certificate" means a certificate executed on behalf of a Person by its chairman of the board (if an officer), chief executive officer or president or one of its vice presidents or a senior financial officer or treasurer.

          "Operative Documents" means the Financing Documents, the Acquisition Documents, the Senior Loan Documents, the Warrants, the Stockholder Agreement, and the Registration Rights Agreement and all other Transaction Documents, as the same may be amended, modified, supplemented from time to time in accordance with the terms thereof and hereof.

          "Payment Account" means with respect to the Purchasers, the account specified on the signature pages hereof into which all payments from the Company, shall be made, or such other account as the Purchasers shall from time to time specify by notice to the Company.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan(s)" shall mean all employee pension benefit plans of Company or its Subsidiaries, as defined in Section 3(2) of ERISA.

          "Permitted Acquisitions" shall mean the Acquisition and any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person ("target") which operates in the United States in substantially the same line of business as Company or the Subsidiary which is a party to the acquisition and which is conducted in accordance with the following requirements:


          (a) not more than five days after the signing of any letter of intent for such proposed acquisition, the Company shall have provided a copy of such letter of intent to the Purchasers and promptly upon signing the definitive acquisition documents, the Company shall have provided copies thereof to the Purchasers;

     (b) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its Subsidiaries are in full compliance therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;

     (c) the total cash consideration of each such acquisition conducted while this Agreement remains in effect as Permitted Acquisitions (but excluding any acquisition conducted with the specific written approval of the Purchasers, and not as a Permitted Acquisition hereunder), computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, shall not exceed $5,000,000;

     (d) within 30 days after any such acquisition has been completed Company shall deliver to the Purchasers executed copies of all material documents pertaining to such acquisition, and the Company, its Subsidiaries and any of the corporate entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to the Purchasers, such documents and instruments (including without limitation, the joinder agreement, security agreements and mortgages required by the Credit Agreement and mortgages of all real property acquired by the Company or any existing Domestic Subsidiary as a result of such acquisition, and opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by the Purchasers, if any;

     (e) within 60 days prior to the effective date of the acquisition, the Company shall deliver to target, (i) a pro forma financial statement for the target, as of the effective date of the acquisition, (ii) a pro forma financial statement of the Company and its Consolidated Subsidiaries for the 12 month period ending on the effective date of the acquisition prepared as if the acquisition became effective on the first day of such period; and (iii) financial projections for the three year period commencing on the effective date of the acquisition, including financial covenant compliance projections; and

     (f) both immediately before and after such acquisition, no Potential Default or Event of Default (whether or not related to such acquisition), has occurred and is continuing and on the date of consummation of such acquisition, the Company shall have provided to the Purchasers a certificate of a Responsible Officer as to such effect.

          "Permitted Contest" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

          "Permitted Liens" means with respect to any Person:

               (a) the Liens granted under or established by the Credit Agreement or the Loan Documents (as defined in the Credit Agreement) and described on SCHEDULE 5.06;

               (b) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person as may be required by GAAP;

               (c) Mechanics', materialmen's, banker's, carriers', warehousemen's and similar Liens arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

               (d) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

               (e)(i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP;
                                      -10-

               (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business of such Person, including, without limitation the matters disclosed in the surveys and title policies relating to the real property mortgaged to the Lenders; and

               (g) interests of lessors in leased equipment, including filings for notification purposes.

          "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

          "Post-Closing Documents" means the Acquisition Documents, other than the Stock Purchase Agreement, and the Senior Loan Documents.

          "Potential Default" means any event or condition which with notice, passage of time, or both, would constitute an Event of Default.

          "Preferred Stock" means the Company's Series A Preferred Stock, with $1,000 liquidation value per share.

          "Pro Forma Combined Projected Financial Information" means, as to any acquisition, pro forma combined projected financial information for the Company and the acquisition candidate, consisting of projected consolidated balance sheets as at the end of at least the next succeeding two fiscal years of the Company following the acquisition and projected consolidated statements of income for each of those years, including sufficient detail to permit calculation of the amounts and ratios described in Sections 8.16 through 8.19, inclusive, as projected for those years and accompanied by (i) a statement setting forth a calculation of the ratios described in Sections 8.16 through 8.19, inclusive, and (ii) a statement in reasonable detail specifying all material assumptions underlying the projections.

          "RCRA" means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.) as amended from time to time and the rules and regulations promulgated thereunder.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Purchasers, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof.

          "Requirements of Law" means as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property (now owned or hereafter acquired) or to which such Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock of the same class) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of the Company's capital stock or (B) any option, warrant or other right to acquire shares of the Company's capital stock.

               "Securities" means, collectively, the Notes and the Warrants.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               "Seller" means Densitron International, plc, a public limited company registered in England and Wales (company number 1982726).

               "Senior Debt" means as of any date of determination all Total Debt as of such date less all Subordinated Debt as of such date.

               "Senior Debt to EBITDA Ratio" shall mean, as of any date of determination, a ratio, the numerator of which shall equal Senior Debt as of such date and the denominator of which shall equal Consolidated EBITDA for the four quarter period ending on such date.

               "Senior Loans" means the revolving and term loans made by the Lenders to the Company pursuant to the Credit Agreement, subject to the terms hereof.

               "Senior Loan Documents" means, collectively, the Credit Agreement, the Senior Notes and the Senior Security Documents.

               "Senior Notes" means the Revolving Credit Note and the Term Note each dated within five days of the date hereof, issued by the Company and payable to the order of the Lenders (as those terms are defined in the Credit Agreement) to be issued by the Company and payable to the order of the Lenders, as the same may be amended, modified and supplemented from time to time in accordance with the terms thereof and hereof.

               "Senior Security Documents" means any agreement pursuant to which the Company or any of its Subsidiaries or Affiliates provides a Lien on its assets in favor of the Lenders, and all supplementary assignments, security agreements, pledge agreements, guarantees, acknowledgments or other documents delivered or to be delivered pursuant to the terms of the Credit Agreement or any Senior Security Document, including, without limitation, the guarantee provided to the Lenders by the Subsidiaries, and all amendments, modifications and supplements made from time to time to any of the foregoing, in accordance with the terms hereof and thereof.

               "State Regulatory Laws" means the Laws of any Governmental Authority of any state, including "blue sky" laws, for which any consent, approval or expiration of any waiting period is necessary in connection with the proposed purchase and sale of Securities contemplated hereby.

               "Stock Purchase Agreement" means the Sale and Purchase Agreement, dated as of June 29, 1999, among the Company, DML Microwave Limited, a private limited company registered in England and Wales (company number 3719966), and the Seller.

               "Stockholder Agreement" means the Stockholder Agreement, dated as July 23, 1996, as amended as of the date hereof, among the Company, the Purchasers, the other parties thereto and any other Person who becomes a party thereto pursuant to the terms thereof, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

               "Subordinated Debt" means Debt of the Company or any of its Subsidiaries that has been subordinated in right of payment and priority to such Person's indebtedness to the Lenders, all on terms and conditions satisfactory to the Lenders in the exercise of their sole discretion, including the Debt of the Company evidenced by the Notes.

               "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company. Unless otherwise specified to the contrary herein, Subsidiary or Subsidiaries shall refer to the Company's Subsidiary or Subsidiaries.

               "Total Debt" means as of any date of determination, the sum, without duplication, of (a) all indebtedness of the Company and its Consolidated Subsidiaries for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of the Company and its Consolidated Subsidiaries under Capital Leases as of such date, (c) without duplication, all obligations of the Company and its Consolidated Subsidiaries in respect of Letters of Credit, acceptances or similar obligations issued or created for the account of the Company or any of its Consolidated Subsidiaries as of such date, (d) all liabilities secured by any lien on any property owned by the Company and its Consolidated Subsidiaries as of such date even though the Company or its Subsidiaries, as applicable, have not assumed or otherwise become liable for the payment thereof, and

(e) without duplication, all guarantee obligations of the Company and its Consolidated Subsidiaries as of such date. For purposes of determining Total Debt, the Company's guaranty obligation to Densitron International Limited shall be disregarded to the extent such obligation is secured by the Densitron Letter of Credit (as defined in the Credit Agreement on the date that it is entered into by the parties thereto).

               "Total Debt to EBITDA Ratio" shall mean, as of any date of determination, a ratio, the numerator of which shall equal Total Debt as of such date and the denominator of which shall equal Consolidated EBITDA for the four quarter period ending on such date.

               "Transaction Documents" means collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, and the Stockholder Agreement, and all other agreements, instruments, certificates and documents executed by the Company with or in favor of or for the benefit of any of the Purchasers, as the same may be amended, modified, supplemented from time to time in accordance with the terms thereof and hereof.

               "Warrants" has the meaning ascribed to such term in the recitals of this Agreement.

               "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

1.02. Accounting Terms; Financial Statements. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"), applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Purchasers; provided that, if the Company notifies the Purchasers that the Company wishes to amend any covenant in Article 8 or any related definition to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Purchasers notify the Company that the Purchasers wish to amend Article 8 or any related definition for such purpose), then the Company's compliance with such covenant, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Purchasers.

1.03. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any

Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

ARTICLE 2
Purchase and Sale of Notes and Warrants

2.01. Purchase and Sale of Notes. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to: (a) NCCC, and NCCC agrees that it will acquire from the Company, on the Closing Date, Notes in the original principal amount of $2,176,000, with such Notes being substantially in the form attached hereto as EXHIBIT A, appropriately completed in conformity herewith;
(b) GLCI, and GLCI agrees that it will acquire from the Company, on the Closing Date, Notes in the original principal amount of $384,000, with such Notes being substantially in the form attached hereto as EXHIBIT B, appropriately completed in conformity herewith and (c) RMMF, and RMMF agrees that it will acquire from the Company, on the Closing Date, Notes in the original principal amount of $1,440,000, with such Notes being substantially in the form attached hereto as EXHIBIT C, appropriately completed in conformity herewith. At the Closing, the Company shall execute and deliver to each of the Purchasers a single Note in each such principal amount. The obligations of the Company under the Notes shall be pari passu with the obligations of the Company under the notes issued pursuant to the 1996 Agreement.


2.02. Purchase and Sale of Warrants. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to each of the Purchasers, and each of the Purchasers agrees that it will acquire from the Company, on the Closing Date, simultaneously with the purchase by the Purchasers of the Notes, a warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on the signature page hereof, with each Warrant being substantially in the form attached hereto as EXHIBIT D, appropriately completed in conformity herewith. The Warrants shall be duly executed and registered in the name or names of the Purchasers or one or more Affiliates of the Purchasers and in such denominations as the Purchasers shall have notified the Company.


2.03. Purchase Price Allocation. Unless agreed to otherwise by the Company and the Purchasers prior to October 31, 1999, the Company and the Purchasers hereby agree that for each $1,000 of the $4,000,000 paid by the Purchasers to acquire the Notes and the Warrants hereunder, $187.50 shall be allocated to the Company for the purchase of Warrants; consequently, of the aggregate total $4,000,000 purchase price for the Securities, $750,000 shall be allocated to the Warrants.

2.04. Closing. The closing (the "CLOSING") of this Agreement shall be held at the offices of Baker & Hostetler LLP, at 10:00 a.m., Cleveland, Ohio Time, on the Closing Date, or at such other time and place as the Company and the Purchasers may agree in writing.


2.05. SEVERAL OBLIGATIONS. The failure of any Purchaser to purchase the Securities to be purchased by it on the Closing Date shall not relieve the other Purchaser of its obligation to purchase Securities on the Closing Date. No Purchaser shall be responsible for the failure of the other Purchaser to purchase the Securities to be purchased by such other Purchaser, and no Purchaser shall have any obligation to the other Purchaser for the failure by such Purchaser to purchase the Securities required to be purchased by such Purchaser.

ARTICLE 3
Conditions to the Obligation Of the Purchasers to Close

               The obligation of each Purchaser to purchase the Securities, to pay the purchase price therefor and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, that Purchaser of the following conditions on or before the Closing Date. No Purchaser shall be obligated to purchase any Security unless the purchase and sale of all the other Securities occurs simultaneously therewith.

3.01. Representations and Warranties. The representations and warranties of the Company contained in this Agreement or made by the Company or any Subsidiary in each other Operative Document shall be true and correct at and as of the Closing Date as if made at and as of such date.


3.02. Corporate Proceedings. The Purchasers shall have received certificates of the Secretary of the Company as of the Closing Date as to (i) true copies of the certificate or articles of incorporation and by-laws (or other constituent documents) of the Company in effect on such date (which, in the case of certificates or articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 10 days before the Closing Date), which, in each case, shall be in form and substance reasonably satisfactory to the Purchasers, (ii) true copies of all corporate action taken by the Company approving and otherwise relating to this Agreement and the other Operative Documents, and (iii) the incumbency and signature of the officers of the Company executing this Agreement and the other Transaction Documents, together with the satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Purchasers shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than 10 days before the Closing Date showing the good standing of the Company in its state of incorporation and each state in which it does business.


3.03. No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on the Closing Date or after giving effect to the purchases and transactions required to be made on the Closing Date.

3.04. Legal Opinions. The Purchasers shall have received the opinion, addressed to the Purchasers dated the Closing Date, of Dykema Gossett PLLC, counsel to the Company and its Subsidiaries, as to such matters as may be requested by the Purchasers and in form and substance satisfactory to the Purchasers. In addition, the Purchasers shall have received all opinions of counsel for the Company and its Subsidiaries required under or in connection with the Credit Agreement,
                                      -16-
which opinions must be in form and content reasonably acceptable to the Purchasers and their counsel and permit the Purchasers to rely on the opinions expressed therein.

3.05. Fees, Expenses, etc. All fees and other compensation required to be paid to the Purchasers or their counsel pursuant to this Agreement and any other written agreement on or prior to the Closing Date shall have been paid or received.

3.06. Material Adverse Change. The Purchasers shall be satisfied in their sole good faith discretion as to the absence of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries, or any event or condition which is reasonably likely to result in such a material adverse change.

3.07. Capitalization, etc. The corporate and capital structure of each of the Company and its Subsidiaries, the certificates or articles of incorporation and bylaws (or other constituent documents) of each of them, and the terms, conditions, amounts and holders of all equity, debt and other indebtedness, obligations and liabilities of each of them, shall be reasonably satisfactory to the Purchasers.

3.08. Documents. The Purchasers shall have received true, complete and correct copies of such documents as they may reasonably request in connection with or relating to the purchase and sale of the Securities and the transactions contemplated hereby, all in form and substance satisfactory to the Purchasers, and the Purchasers shall have received all documents they may reasonably request relating to the existence of the Company and its Subsidiaries, the corporate authority for and the validity of the Operative Documents (other than the Post-Closing Documents), the most current drafts of the Post-Closing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Purchasers in their sole good faith discretion.


3.09. Purchase Permitted by Applicable Laws. The acquisition of and payment for the Securities to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the Transaction Documents (i) shall not be prohibited by any Requirement of Law and (ii) shall not subject any Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

3.10. Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law, including without limitation with respect to those Contractual Obligations of the Company and with respect to State Regulatory Laws, excluding any state securities laws, necessary or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Notes and the issuance of the Common Stock upon exercise of the Warrants) by the Company or enforcement against the Company of the Transaction Documents to which they are parties shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

3.11. Execution and Delivery of this Agreement. The Company shall have duly executed and delivered to the Purchasers this Agreement.

3.12. Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchasers the Registration Rights Agreement.

3.13. Stockholder Agreement. The Company and the other parties thereto shall have duly executed and delivered to the Purchasers the second amendment to the Stockholder Agreement.

3.14. Notes and Warrants. The Company shall have duly executed and delivered to the Purchasers the Notes in the forms provided for herein and the Warrants in the form provided herein, all duly executed and registered in such name or names and in such denominations as the Purchasers shall have requested in accordance with the terms of the Transaction Documents and the Financing Documents.

3.15. SBIC Certificates. The Company shall have executed and delivered to the Purchasers forms and information required by the rules and regulations of the United States Small Business Administration and as reasonably requested by the Purchasers, including, without limitation, a Size Status Declaration on SBA Form 480, a certificate by the Company that it will not illegally discriminate on SBA Form 652, a certificate with respect to the intended use of the proceeds and information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

3.16. [Intentionally Omitted.]

3.17. Disbursement Instructions. The Purchasers shall have received written instructions from the Company to the Purchasers directing the payment of the purchase price for the Notes and the Warrants that is to be paid on the Closing Date.

3.18. [Intentionally Omitted.]

3.19. [Intentionally Omitted.]

3.20. Officer's Certificate. The Purchasers shall have received a certificate signed by a senior financial officer or treasurer of the Company to the effect that, both before and immediately after the making of the Loans and the purchase of the Warrants and the consummation of the Acquisition and the other transactions contemplated to take place on the Closing Date, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Company and the Subsidiaries made in or pursuant to the Operative Documents are true, correct and complete.

3.21. Financial Statements. The Purchasers shall have received (i) the financial statements and pro forma balance sheet referred to in Sections 5.04(a), (b) and
(c), (ii) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Company and the Subsidiaries in connection with the transactions contemplated by the Operative Documents to be consummated on or within 10 days after the Closing Date, including an itemized estimate of all fees, expenses and other closing costs, and (iii) payment instructions with respect to each wire transfer to
                                      -18-
be made by the Purchasers or the Company on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.


ARTICLE 4
Conditions to the Obligation of the Company to Close

                  The obligations of the Company to issue and sell the Securities and to perform any other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

4.01. Representations and Warranties True. The representations and warranties of the Purchasers contained in Article 6 shall be true and correct at and as of the Closing Date as if made at and as of such date.

4.02. Compliance with This Agreement. The Purchasers shall have performed and complied with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

4.03. Issuance Permitted by Applicable Laws. The issuance of the Securities to be issued by the Company hereunder and the consummation of the transactions contemplated hereby (i) shall not be prohibited by any Requirement of Law, and
(ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

4.04. Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law necessary or required in connection with the execution, delivery or performance by the Purchasers or enforcement against the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

4.05 EXECUTION AND DELIVERY OF THIS AGREEMENT. The Purchasers shall have executed and delivered to the Company this Agreement.

ARTICLE 5
Representations and Warranties of the Company

                  The Company represents and warrants to the Purchasers (including, in the case of any such representation and warranty made or deemed made before the consummation of the Acquisition, at the time such representation and warranty is made or deemed made and immediately after giving effect to the consummation of the Acquisition) that:

5.01. Existence and Power. Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing, under the laws of the jurisdiction of its organization. The Company and its Subsidiaries are qualified to do business as foreign corporations or other business entities, as the case may be, in each jurisdiction in which they are required to be so qualified, except where failure to be qualified would not have a Material Adverse Effect.

5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of the Operative Documents to which each is a party are within the Company's and its Subsidiaries' corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (all of which have been made and are in full force and effect), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or bylaws of the Company and its Subsidiaries or of any judgment, injunction, order or decree or of any material agreement or other material instrument binding upon the Company and its Subsidiaries or result in the creation or imposition of any Lien (other than the Permitted Liens) on any asset of the Company and any of its Subsidiaries.

5.03. Binding Effect. Each of the Operative Documents to which the Company or any of its Subsidiaries is a party when executed and delivered will constitute a valid and binding agreement of the Company or that Subsidiary, as the case may be, and each of the Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company and its Subsidiaries that are parties thereto, in each case enforceable in accordance with its respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. The Company has reserved and will keep available for issuance upon exercise of the Warrants the total number of Warrant Shares deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the Warrant Shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

5.04.  Financial Information.

         (a) The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998, December 31, 1997, and December 31, 1996, and the related statement of income for the Fiscal Year then ended, copies of which have been delivered to the Purchasers, fairly present, in conformity with GAAP the financial position of the Company and its Subsidiaries as of such date and its results of operations, for such period.

         (b) The unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of May 31, 1999, and the related unaudited statement of income for the month and the portion of the Fiscal Year then ended, copies of which have been delivered to the Purchasers, fairly present, in conformity with GAAP (subject to (i) the absence of footnotes and (ii) year-end audit adjustments) applied on a basis consistent with the financial statements referred to in Section 5.04(a), the financial position of the Company and its Subsidiaries as of such date and its results of operations for the month and the five months then ended (subject to normal year-end adjustments).

    (c) The pro forma balance sheet of the Company and its Subsidiaries as of June 30, 1999, copies of which have been delivered to the Purchasers, fairly presents in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 5.04(a), the consolidated financial position of the Company and its Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the transactions contemplated by the Acquisition Documents, (ii) the making of the Loans and the issuance of the Warrants, (iii) the application of the proceeds therefrom as contemplated by the Acquisition Documents and the Financing Documents, and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, the Company and its Subsidiaries had and have no material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

    (d) Since December 31, 1998, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except as reflected in the financial statements described in Section 5.04(a) and (b).

5.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, any party to any of the Operative Documents (other than the Company) before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of any of the Operative Documents.

5.06. Ownership of Property. Except as set forth on SCHEDULE 5.06, as reflected in the financial statements described in Section 5.04(a) or (b), and for items purchased in the ordinary course of business since the date of such financial statements, on and as of the Closing Date, the Company owns no property or assets and other than the common stock of its Subsidiaries, and none of its properties and assets is subject to any Liens, except Permitted Liens.

5.07. No Default. No Default or Event of Default has occurred and is continuing. Neither the Company nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected except for such defaults that in the aggregate would not have a Material Adverse Effect.

5.08. No Burdensome Restrictions. No contract, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation materially adversely affects the business, operations, properties, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries.

5.09. Subsidiaries; Other Equity Investments. Except as described on SCHEDULE 5.09, the Company has no Subsidiaries on the date hereof. Neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person, except for joint ventures or partnerships of any Subsidiary of the Company related to the manufacture of products that are in the same line of business as that Subsidiary so long as that Subsidiary's investment in any such joint ventures or partnerships is not in excess of $500,000 individually and not in excess of $1,000,000 in aggregate.


5.10. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended. The consummation of the transactions contemplated by the Operative Documents does not and will not violate any provision of such Act or any rule, regulation or order issued by the Commission thereunder. Immediately following the Closing and each purchase of Securities hereunder, after giving effect to the transactions contemplated by the Transaction Documents, neither the Company nor any Person controlling, controlled by or under common control with the Company or the Company will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.


5.11. Margin Regulations. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock, or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, U or X of the Board of Governors of the Federal Reserve Board.

5.12. Taxes. The Company's federal tax identification number is 38-3260790. All federal, state and local tax returns, reports and statements required to be filed by or on behalf of the Company and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (including real property taxes) and other charges shown to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except to the extent such taxes are the subject of a Permitted Contest. All state and local sales and use taxes required to be paid by the Company or any of its Subsidiaries have been paid, except to the extent such taxes are the subject of a Permitted Contest. All federal and state returns have been filed by the Company and its Subsidiaries for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made, except to the extent such taxes are the subject of a Permitted Contest.

5.13. Brokers. No broker, finder or other intermediary engaged by the Company or any of its Subsidiaries has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and neither the Company, its Subsidiaries nor the Purchasers has or will have any obligation to any Person (other than Persons engaged by the Purchasers) in respect of any finders' or brokerage fees in connection herewith or therewith.


5.14. Related Transactions. A true and complete copy of the Stock Purchase Agreement has been delivered to the Purchasers. True and complete copies of the most current drafts of the Acquisition Documents (other than the Stock Purchase Agreement), have been delivered to the Purchasers. Neither the Company nor any of its Subsidiaries is in default under the Stock Purchase Agreement.

5.15. Full Disclosure. None of the information (financial or otherwise) furnished by or on behalf of the Company or its Subsidiaries to the Purchasers in connection with the consummation of the transactions contemplated by any of the Operative Documents, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. All financial projections delivered to the Lenders and the Purchasers have been prepared on the basis of the assumptions stated therein. The most recent projections delivered to the Purchasers represent the Company's best estimate (as of their date) of the Company's and its Subsidiaries future financial performance and such assumptions are believed by the Company to be fair in light of current business conditions.


5.16. Representations and Warranties Incorporated from Other Operative Documents. Each of the representations and warranties made in the Operative Documents by the Company or any of its Subsidiaries and, to the knowledge of the Company, each of the parties thereto is true and correct in all material respects as of the Closing Date, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.


5.17. Private Offering. Neither the Company nor any Person acting on its behalf has offered the Notes, the Warrants, or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers. Neither the Company nor any Person acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes or the Warrants or Warrant Shares to Section 5 of the Securities Act, other than as provided in the Warrants or in the Registration Rights Agreement. No form of general solicitation or general advertising was used by the Company or any of its representatives in connection with the offer or sale of the Securities. No registration of the Securities pursuant to the provisions of the Securities Act or any State Regulatory Law will be required by the offer, sale or issuance of the Securities pursuant to this Agreement.

5.18. Capitalization. Set forth on SCHEDULE 5.18 is a schedule of the equity capitalization of the Company as of the Closing Date, after giving effect to the transactions contemplated to take place on the Closing Date and the issuance of the Warrant Shares upon exercise of the Warrants, specifying each class of interest held and the amount and holder thereof. The Warrant Shares are equal in value to five percent (5.0%) of the Common Stock (on a fully diluted basis) as of the Closing Date, subject to adjustment after the date hereof as provided in Article VI of the Warrants. As of the Closing Date, all outstanding shares of capital stock of the Company will be duly authorized and validly issued, fully paid, nonassessable and free and clear of any Lien created by the Company. Except as described in SCHEDULE 5.18, (a) no other class of capital stock or other ownership interests of the Company are authorized or outstanding and (b) the Company has no outstanding rights (either preemptive or other) or options to subscribe for or purchase from the Company, or any warrants or other agreements providing for or requiring the issuance by the Company of, any of its capital stock or any securities convertible into or exchangeable for its capital stock.


5.19. Senior Loan Documents. The Company has delivered to the Purchasers true, complete and correct copies of the most current drafts of the Senior Loan Documents. Such documents (including the schedules and exhibits thereto), once executed and delivered by the parties thereto, shall be delivered to the Purchasers and once delivered to the Purchasers shall comprise full and complete copies of all material agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no material agreements or understandings, oral or written, or material side agreements not contained therein that relate to or modify the substance thereof.


5.20. Operative Documents. The Company has delivered to the Purchasers true, complete and correct copies of the Operative Documents (other than the Post-Closing Documents) together with all amendments, modifications and supplements thereto.

5.21. Small Business Matters. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss.121.103), is a "small business concern" within the meaning of Section 121.301(c)(1), Title 13, Code of Federal Regulations, and as otherwise required by the applicable provisions of Part 121 thereof. The information regarding the Company and its affiliates set forth in the Small Business Administration Form 480, Form 652 and Part A of Form 1031 delivered at the Closing (or promptly thereafter) is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to the Purchasers at the Closing together with a written statement of the Company regarding their planned use of the proceeds from the sale of the Notes and the Warrants.

5.22. Compliance with Environmental Requirements; No Hazardous Materials. After giving effect to the Acquisition and except as provided on SCHEDULE 5.22:

     (a) Other than in compliance in all material respects with all applicable Environmental Laws, no Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of at, on, or under any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of "hazardous wastes" as defined in RCRA (other than processing or handling incidental to the generation of such hazardous wastes or the storage of such wastes for a period of less than 180 days, in each case in compliance in all material respects with all applicable Environmental Laws), nor is any such property affected by any Hazardous Materials Contamination.

     (b) No asbestos or asbestos-containing materials are present on any of the properties now or previously owned, leased or operated by the Company or any of its Subsidiaries in a condition that would reasonably be expected to result in a material liability to the Company or its Subsidiaries.

     (c) No polychlorinated biphenyls are located on or in any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form other than any polychlorinated biphenyls that would not reasonably be expected to result in a material liability to the Company or its Subsidiaries.

     (d) No underground storage tanks are located on any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries, or were located on any such property and subsequently removed or filled, other than any such tanks that would not reasonably be expected to result in a material liability to the Company or its Subsidiaries.

     (e) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination (each, an "Environmental Claim") has been received by the Company, nor to the Company's knowledge, is any such Environmental Claim proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by the Company or any of its Subsidiaries. All such properties and their existing and prior uses comply and at all times have complied in all material respects with any applicable governmental requirements relating to Environmental Laws. There is no condition on any of such properties which is in violation in any material respect of any applicable governmental requirements relating to Environmental Laws, and neither the Company nor any of its Subsidiaries has received any communication from or on behalf of any governmental authority that any such condition exists. None of such properties nor any property to which the Company and or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any material is listed or, to the Company's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup, nor, to the knowledge of the Company, is any such property anticipated or threatened to be placed on any such list.

     (f) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any of the Company's Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been delivered to the Purchaser at least five days prior to the date hereof.

     (g) For purposes of this Section 5.22, the terms "Company" and "Subsidiary" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Company or any Subsidiary.

     (h) For purposes of this Section 5.22, any representation or warranty made with respect to properties not presently owned, leased or operated by the Company or any of its Subsidiaries (other than the representations and warranties made in the first sentence of clause (e) of this Section 5.22 and in clause (f) of this Section 5.22) shall be limited to conditions existing, activities occurring or compliance with governmental requirements during the period of such ownership, leasing or operation.

5.23. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

ARTICLE 6
Representations and Warranties of the Purchasers

                  Each of NCCC, GLCI and RMMF, severally, and not jointly, represents and warrants that it was not formed for the specific purpose of acquiring the Securities pursuant to this Agreement. In addition, each Purchaser hereby severally, and not jointly, represents and warrants with respect to itself as follows:

6.01. Existence; Authorization; No Contravention. Such Purchaser is an entity duly organized or formed, as the case may be, validly existing and in good standing or in full force and effect, as the case may be, under the laws of the jurisdiction of its organization. The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby: (i) is within such Purchaser's power and authority and has been duly authorized by all necessary action of such Purchaser; (ii) does not contravene the terms of such Purchaser's organizational documents (if any) or any amendment thereof;
(iii) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any order or decree directly relating to such Purchaser; and (iv) will not violate any Requirement of Law or any Contractual Obligation of such Purchaser.

6.02. Binding Effect. This Agreement has been duly executed and delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.03.  Investment Representation.

     (a) Such Purchaser represents and warrants to the Company that such Purchaser is acquiring the Securities for investment, and not with a view to selling or otherwise distributing the Securities; provided, however, that the disposition of such Purchaser's property shall at all times be and remain in such Purchaser's control.

     (b) Such Purchaser understands that the Securities have not been registered under the Securities Act, on the grounds that the offer and sale of the Securities to the Purchasers are exempt from the registration requirements of the Securities Act under Section 4(2) thereof as a transaction not involving any public offering of the Securities or under any State Regulatory Law. Such Purchaser understands that the Company's reliance on such exemption is predicated in part on the representations of such Purchaser which are contained herein.

     (c) Such Purchaser understands that such Purchaser must bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

6.04. ACCREDITED INVESTOR. Such Purchaser represents and warrants to the Company that it is an Accredited Investor.


ARTICLE 7
Fees, Expenses and Indemnities; General Provisions Relating to Payments


7.01. Closing Fees. On the Closing Date, the Company shall pay to the Purchasers a fee in an aggregate amount equal to $80,000.

7.02. Computation of Interest. All interest hereunder and under the Notes shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

7.03. General Provisions Regarding Payments. All payments (including prepayments) to be made by the Company under any Transaction Document, including payments of principal of and premium (if any) and interest on the Notes, fees, expenses and indemnities, shall be made without set-off or counterclaim and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, the interest thereon shall be payable at the then applicable rate during such extension. The Company shall make all payments in immediately available funds to each of the Purchaser's Payment Account before 2:00 p.m. (Cleveland, Ohio Time) on the date when due.

7.04. Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless each of the Purchasers and their affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel, including the reasonable allocation of the compensation, costs and expenses of in-house counsel, based upon time spent) or other liabilities (collectively, "LIABILITIES") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Notes or the Warrants, including, without limitation, the failure to make payment when due of amounts owing pursuant to the Notes on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including actions brought by the Purchasers or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or Indemnified Party's role therein or in the transactions contemplated thereby; provided, however, that the Company shall not be liable under this Section 7.04 to an Indemnified Party: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party, or (c) to the extent that it is finally judicially determined that such Liabilities resulted from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement.


     (b) Notification. Each Indemnified Party under this Section 7.04 will, promptly after the receipt of notice of the commencement of any action, investigation, claim, or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Section 7.04, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (i) other than pursuant to this Section 7.04 or (ii) under this Section
7.04 unless, and only to the extent that, such omission actually prejudices the Company's substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent (which consent shall not unreasonably be withheld) of any Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if such Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.



7.05. Registration Rights Agreement. Notwithstanding anything to the contrary in
Section 7.04, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.


ARTICLE 8
Affirmative Covenants

                  Until the payment by the Company of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement or the Notes, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, and for so long as any of the Warrants remain outstanding, the Company hereby covenants and agrees with the Purchasers as follows:

8.01.  Financial Statements and Other Reports.  The Company will furnish to the
                                              Purchasers:

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company a copy of the audited Consolidated and unaudited Consolidating financial statements of the Company as at the end of such year and the related audited statements of income, accumulated earnings, and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified as being fairly stated in all material respects by one of the "Big Five" certified public accounting firms or by another nationally recognized certified public accountant reasonably satisfactory to the Purchasers; such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods;

     (b) as soon as available, but in any event not later than 30 days after the end of each month, the unaudited Consolidated and Consolidating financial statements of the Company as at the end of such month and the related unaudited statements of income, accumulated earnings and cash flows of the Company for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as being fairly stated in all material respects. Such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that such financial statements will not be required to include footnotes and will be subject to year-end adjustments;

     (c) not later than January 31 of each year, financial projections on a month by month basis for the then current calendar year in form reasonably acceptable to the Purchasers;

     (d) such information as required by the terms and conditions of any Senior Security Documents;

     (e) together with each delivery of financial statements pursuant to (a) above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof, provided that the failure to deliver the certificate described in this clause (ii) as to Defaults shall not be a default if the Company has used its best commercially reasonable efforts to obtain such a certification, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in the certificates delivered therewith pursuant to Section 8.08 is not correct and that the matters set forth in the compliance certificate delivered therewith pursuant to clause (a) of Section
8.08 for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

     (f) promptly upon receipt thereof, copies of all reports submitted to the Company and any of its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company or any of its Subsidiaries made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

     (g) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Company or its Subsidiaries to all holders of any class of securities, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any governmental authority succeeding to any of its functions, and (iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

     (h) within 30 days after the conclusion of each Fiscal Year, the Company's and each of its Subsidiaries' annual operating and Capital Expenditure budgets and cash flow forecast for the following Fiscal Year presented on a monthly basis, which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Purchasers;

     (i) promptly after the Company's receipt of the same, a copy of each bona fide offer to purchase or sell any securities of the Company or any securities of any of the Company's Subsidiaries for an aggregate consideration greater than $100,000 or, in the case of securities of the Company, for a consideration per share less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis (as the foregoing terms are defined in the Warrants), or the material assets of the Company or the material assets of any of the Company's Subsidiaries (which has assets having a fair market value of $100,000 or more, or which has annual gross income of $250,000 or more) with respect to which the Company's management gives serious consideration; and

     (j) promptly, and in form to be reasonably satisfactory to the Purchasers, such other information as the Purchasers may reasonably request from time to time.

8.02. Payment of Obligations. The Company shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations, excluding taxes, of whatever nature, except where the amount or validity thereof is subject to a Permitted Contest and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

8.03. Insurance. The Company shall maintain, and cause the Subsidiaries to maintain, insurance coverage on their physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate. The Company shall also furnish to the Purchasers from time to time upon reasonable request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Purchasers may reasonably request. The Company shall maintain in effect at all times a keyman life insurance policy naming the Company as the beneficiary, insuring the life of John L. Smucker in an amount not less than $3,000,000 in form and substance, and with an insurer, satisfactory to the Purchasers.

8.04. Inspection of Property, Books and Records. The Company shall permit, and cause the Subsidiaries to permit, the Purchasers at the Purchaser's expense and through their respective authorized attorneys, accountants and representatives, to examine the Company's and the Subsidiaries' books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon reasonable prior oral or written request of a Purchaser, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired, provided that following the occurrence and during the continuance of an Event of Default, such examinations shall be at the Company's cost and expense. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities.

8.05. Notice.  The Company shall promptly give notice to the Purchasers of:

               (a) the occurrence of any Potential Default or Event of Default of which the Company or any Subsidiary has knowledge;

               (b) any (i) default or event of default under any Contractual Obligation of the Company or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any Subsidiary and any governmental authority or any other third party, which in the case of either (i) or (ii), if not cured or if it is reasonably likely to be adversely determined, as the case may be, would have a Material Adverse Effect;

               (c) the following events, as soon as possible and in any event within thirty (30) days after the Company knows thereof and to the extent the same would have a Material Adverse Effect: (i) the occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

               (d) any event which is reasonably likely to have a Material Adverse Effect;

               (e) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries (taken as a whole) (or any such tax position taken by the Company) setting forth the details of such position and the financial impact thereof; and

               (f) not less than ten (10) days prior to the proposed effective date thereof, copies of any proposed material amendments, restatements or other modification to the Acquisition Documents.

               Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

8.06. Conduct of Business and Maintenance of Licenses. The Company will continue, and will cause each of the Subsidiaries to continue,

               (a) preserve, renew and keep in full force and effect its existence.

               (b) to take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

8.07. Compliance with Laws. The Company will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is the subject of a Permitted Contest.

8.08. Certificates. The Company shall furnish to the Purchasers concurrently with the delivery of each of the financial statements required by Section 8.01(a) and (b) (and with respect to (b) for the months of March, June, September and December) hereof, a statement prepared and certified by the chief financial officer of the Company (or in such officer's absence, a responsible senior officer of the Company) (a) setting forth all computations necessary to show compliance by the Company with the financial covenants set forth in Sections 8.16, 8.17, 8.18 and 8.19 as of the date of such financial statements,
(b) stating that as of the date thereof, no condition or event which constitutes an Event of Default hereunder or which with the running of time and/or the giving of notice would constitute an Event of Default hereunder has occurred and is continuing, or if any such event or condition has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action taken with respect thereto taken or contemplated to be taken by the Company and (c) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination reasonably sufficient to assure that such certificate is accurate.

8.09. Use of Proceeds. The Company will use the proceeds of the Loans borrowed on the Closing Date solely to satisfy its existing Debt, for payment of transaction fees and expenses incurred in connection with the Transaction Documents and for working capital purposes.

8.10. Further Assurances. The Company will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as the Purchasers may from time to time reasonably request in order to carry out the intent and purposes of the Transaction Documents and the transactions contemplated thereby.

8.11. Board Meetings. The Company will hold at least four regular meetings of the Board of Directors during each calendar year at such times and at such places (or via telephone conference) as shall be determined by the Board of Directors from time to time. The Company will notify the Purchasers of all meetings and actions by written consent of its board of directors at the same time and in the same manner as notice of any meetings of such board is required to be given to its directors who do not waive such notice (or, if such action requires no notice, then (if practicable) 10 days written notice thereof describing the matters upon which action is to be taken). So long as the purchasers (or their respective successor or assigns) under the Senior Subordinated Note and Warrant Purchase Agreement, dated July 23, 1996, as amended, modified or supplemented from time to time, among the Company, NCCC and Hanifen Imhoff Mezzanine Fund, L.P. (the "1996 Agreement") have the right to send two representatives selected by them to each such meeting, the Purchasers shall have no additional rights to send representatives selected by them to such meetings. If, however, such rights are no longer in full force and effect under the 1996 Agreement, then the Purchasers shall have the right to send two representatives selected by them to each such meeting, who shall be permitted to attend, at the expense of the Company, such meeting and any adjournments thereof, provided that in no event shall the holders of the Securities be entitled to send more than two representatives in the aggregate (in addition to the number of Directors to which the Purchasers are entitled) pursuant to the terms of this Agreement, the Warrants or the Stockholder Agreement.

8.12.  SBIC Regulatory Provisions.

     (a) The Company hereby acknowledges that each Purchaser has informed it that such Purchaser is a "small business investment company" under the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including Title 13, Code of Federal Regulations, Part 107.

     (b) At the same time the Company delivers its annual audited financial statements under Section 8.01(b) hereof and at any time an SBIC Holder (as defined below) may reasonably request, the Company shall deliver to such Purchaser and each other holder of Notes or underlying Common Stock which informs the Company in writing it is an SBIC (an "SBIC Holder") a written statement certified by its president or chief financial officer describing in reasonable detail the use of the proceeds of the financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to its and its Subsidiaries' records for the purpose of verifying the use of such proceeds and the Company's status as a "small concern."

     (c) Promptly after the end of each Fiscal Year (but in any event prior to 20 days thereafter), the Company shall deliver to each SBIC Holder, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes and other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports).

8.13. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of the Warrants as provided therein, the maximum number of shares of Common Stock that may be issuable or deliverable upon such exercise. Such shares of Common Stock shall, when issued and delivered in accordance with the Warrants, be duly and validly issued and fully paid and non-assessable. The Company shall issue such Common Stock in accordance with the provisions of the Warrants and shall otherwise comply with the terms thereof.

8.14. Compliance with Agreements. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with each Operative Document to which it is a party.

8.15.  Environmental Provisions.

     (a) The Company shall comply, and cause its Subsidiaries to comply, in all material respects with all applicable Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect.

     (b) The Company shall provide to the Purchasers, promptly after receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by the Company or any Subsidiary or a cleanup, removal, remedial action, or other response by or on the part of the Company or any Subsidiary under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from the Company for an alleged violation of Environmental Laws.

     (c) The Company shall promptly notify the Purchasers in writing as soon as the Company becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

     (d) In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement contained herein incomplete or inaccurate in any material respect as of any date regarding any real property owned or operated by the Company or any Subsidiary, the Company shall, at the reasonable request of the Purchasers, at the Company's sole expense, retain an environmental professional consultant, reasonably acceptable to the Purchasers, to conduct an environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance in form and scope recommended by such consultant in light of the relevant facts and circumstances. A copy of the environmental consultant's report will be promptly delivered to the Purchasers and the Company upon completion.

     (e) If at any time the Company or any Subsidiary, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, then the Company shall promptly provide the Purchasers with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, the Company will promptly provide to the Purchasers copies of all final written findings and conclusions of any such environmental investigation. Preliminary written findings and conclusions shall be provided if final reports have not been completed and delivered to the Purchasers within 60 days following completion of the preliminary findings and conclusions.

     (f) The Company will promptly comply with any governmental requirements requiring the removal, treatment or disposal of any Hazardous Materials or Hazardous Materials Contamination and provide evidence satisfactory to the Purchasers of such compliance, except where such compliance is the subject of a Permitted Contest."

8.16. Maintain Consolidated Adjusted Net Worth. Maintain as of the end of each fiscal quarter a Consolidated Adjusted Net Worth of not less than the following amounts during the periods specified below:


         from the Closing Date through December 30, 1999................................................$17,000,000
         from December 31, 1999 through December 30, 2000...............................................$17,000,000
         from December 31, 2000 through December 30, 2001...............................................$17,850,000
         from December 31, 2001 through December 30, 2002...............................................$19,550,000
         from December 31, 2002 through December 30, 2003...............................................$22,100,000
         from December 31, 2003 and thereafter..........................................................$25,075,000


8.17. Maintain Total Debt to EBITDA Ratio. Maintain as of the end of each fiscal quarter a Total Debt to EBITDA Ratio of not more than the following amounts during the periods specified below:


         from the Closing Date through December 30, 1999.................................................4.6 to 1.0
         from December 31, 1999 through December 30, 2000................................................4.6 to 1.0
         from December 31, 2000 through December 30, 2001...............................................4.31 to 1.0
         from December 31, 2001 through December 30, 2002...............................................4.03 to 1.0
         from December 31, 2002 through December 30, 2003...............................................4.03 to 1.0
         from December 31, 2003 and thereafter..........................................................4.03 to 1.0


8.18. Maintain Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter of Company a Fixed Charge Coverage Ratio of not less than the following amounts during the periods specified below:

         from the Closing Date through December 30, 1999..................................................89 to 1.0
         from December 31, 1999 through December 30, 2000.................................................89 to 1.0
         from December 31, 2000 through December 30, 2001.................................................89 to 1.0
         from December 31, 2001 through December 30, 2002.................................................89 to 1.0
         from December 31, 2002 through December 30, 2003.................................................94 to 1.0
         from December 31, 2003 and thereafter............................................................98 to 1.0

8.19. Maintain Senior Debt to EBITDA Ratio. Maintain as of the end of each fiscal quarter a Senior Debt to EBITDA Ratio of not more than the following during the periods specified below:

         from the Closing Date through December 30, 1999................................................3.74 to 1.0
         from December 31, 1999 through December 30, 2000...............................................3.74 to 1.0
         from December 31, 2000 through December 30, 2001...............................................3.45 to 1.0
         from December 31, 2001 through December 30, 2002...............................................3.16 to 1.0
         from December 31, 2002 through December 30, 2003...............................................3.16 to 1.0
         from December 31, 2003 and thereafter..........................................................3.16 to 1.0


8.20. Acquisition and Senior Loans. No later than 10 days after the date hereof,
(i) the closing of the Acquisition and the financing contemplated by the Credit Agreement shall occur and (ii) the Company shall deliver to the Purchasers true and complete copies of all Acquisition Documents (other than the Stock Purchase Agreement) and Senior Loan Documents, together with a true and complete copy of each document that was delivered at such closings; provided, however that such documents shall contain no material change from the drafts delivered to the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld.

8.21 TAXES. The Company shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes and other governmental charges, before the same shall become overdue, unless and to the extent only that such payment is the subject of a Permitted Contest.

8.22 ERISA NOTICES. The Company shall promptly notify the Purchasers after the occurrence thereof in writing of any of the following events:

     (a) the termination of a Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

     (b) the appointment of a trustee by a United States District Court to administer a Pension Plan;

     (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate a Pension Plan;

     (d) the failure of a Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended or any similar provision under the Internal Revenue Code of 1986, as amended;

     (e) the withdrawal of Company or any Subsidiary from a Pension Plan; or

     (f) a reportable event, within the meaning of Title IV of ERISA.


ARTICLE 9
Negative Covenants

               Until the payment by the Company of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement or the Notes, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, and for so long as any of the Warrants remain outstanding, the Company hereby covenants and agrees with the Purchasers as follows:

9.01. Capital Stock. The Company shall not purchase, acquire, issue or redeem any of its capital stock or make any material change in its capital structure, except for redemptions of stock if at the time of such redemption or after giving effect thereto no Potential Default or Event of Default shall exist and be continuing. Other than the Preferred Stock currently issued and outstanding, the Company shall not issue any capital stock that under its articles of incorporation is entitled to a preference over the Common Stock as to payment of dividends or distributions.

9.02. Consolidations, Mergers and Sales of Assets. Except as permitted under
Section 9.05, the Company shall not, and shall not permit any Subsidiary to, enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of business and except mergers of which the Company is the surviving entity.

9.03. Guarantees. The Company shall not, and shall not permit any Subsidiary to, guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except (a) by endorsement for deposit in the ordinary course of business, (b) guarantees to the Lenders or the Purchasers, (c) unsecured Guarantees by the Company of the obligations of its Subsidiaries to the extent the underlying obligations are permitted under this Agreement, and
(d) the corporate guaranty of the Company relative to the obligations of its wholly owned Subsidiary, Inmet, under the Bank of Ann Arbor credit facility (as described in SCHEDULE 9.04) provided that in no event shall such obligations under the Bank of Ann Arbor credit facility exceed $2,830,000.


9.04. Debt. The Company shall not, and shall not permit any Subsidiary to, become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

     (a) indebtedness to the Purchasers;

     (b) indebtedness to the Lenders under the Credit Agreement in the aggregate principal amount not to exceed the sum of (i) the product of (A) $25,000,000 of term Debt minus the sum of all scheduled principal payments (scheduled as of the date the Credit Agreement is entered into by the parties thereto) multiplied by
(B) 1.30, plus (ii) the product of (A) $12,000,000 of revolving Debt multiplied by (B) 1.30;

     (c) current unsecured trade payables and accrued liabilities arising in the ordinary course of the Company's or any Subsidiary's business, deferred income tax and purchase accounting reserves;

     (d) purchase money indebtedness for the acquisition of fixed assets in an amount not to exceed $500,000 in the aggregate during any fiscal year of the Company (determined on a combined basis for the Company and its Subsidiaries).

     (e) existing indebtedness listed in attached Schedule 9.04.

     (f) unsecured indebtedness of the Company to its wholly owned Material Subsidiaries or a wholly owned Material Subsidiary to another wholly owned Material Subsidiary or a wholly owned Material Subsidiary to the Company.

     (g) other unsecured indebtedness not exceeding $100,000 in the aggregate at any time outstanding.

     (h) indebtedness under any Interest Rate Protection Agreements.

     (i) unsecured indebtedness of Densitron Microwave Limited or DML Microwave Limited under an overdraft line of credit in an amount not exceeding 500,000 Pounds Sterling in the aggregate at any time outstanding.

     (j) unsecured indebtedness of DML Microwave Limited to MCE Europe, Inc. in an amount not exceeding 3,000,000 Pounds Sterling incurred to consummate the Acquisition and until June 30, 2000 unsecured indebtedness of Densitron Microwave Limited to MCE Europe, Inc. in an amount not to exceed 2,000,000 Pounds Sterling incurred for working capital purposes.

9.05. Purchase of Assets. The Company shall not, and shall not permit any Subsidiary to, purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition, other than Permitted Acquisitions.

9.06. Investments. The Company shall not, and shall not permit any Subsidiary to, make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except:

     (a)  the Company's investment in its wholly owned Material Subsidiaries;

     (b)  loans and advances permitted under Section 9.04(f) and 9.04(j) hereof;

     (c) investments (other than loans or advances) by a wholly owned Material Subsidiary in another wholly owned Material Subsidiary or a wholly owned Material Subsidiary in the Company;

     (d)  investments of surplus cash in cash equivalents;

     (e) loans and advances to management employees made to enable them to purchase an equity interest in the Company not to exceed $150,000 in aggregate amount at any time outstanding;

     (f)  sales on open account or in the ordinary course of business;

     (g) other loans, advances and investments not exceeding $500,000 in the aggregate at any time outstanding;

     (h) deposits made in the ordinary course of business in order to obtain goods and services; and

     (i) investments which constitute or are part of a Permitted Acquisition, including the equity investment by MCE Europe, Inc. in DML Microwave Limited in an amount not exceeding 2,000,000 Pounds Sterling incurred in connection with the Acquisition.

9.07. Negative Pledge. The Company shall not, and shall not permit any Subsidiary to, affirmatively pledge or mortgage any of their assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any Lien thereon, except:

     (a)  for the indebtedness for borrowed money permitted by Section 9.04(b);

     (b)  the Permitted Liens;

     (c)  the Liens described in SCHEDULE 5.06 attached hereto; and

     (d) Liens upon fixed assets acquired by Company or a Subsidiary after the date of this Agreement (including by virtue of a Capital Lease) provided that
(i) any such Lien is created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of the item of property subject thereto; (ii) the principal amount of the indebtedness secured by such Lien is initially at least 70% and does not exceed 100% of the fair value of the property at the time it was acquired, (iii) the Lien does not cover any other property other than such item of property, and (iv) the incurrence of the indebtedness secured by such Lien is permitted by Section 9.04(d) hereof.

9.08. Security Interest. The Company shall not, and shall not permit any Subsidiary to, sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to the Lenders as permitted in Section 9.07(a).

9.09. Business Purposes. The Company shall not, and shall not permit any Subsidiary to, materially alter the character of its businesses from that conducted as of the date of this Agreement.

9.10. Extensions of Credit. The Company shall not, and shall not permit any Subsidiary to, make loans, advances of credit or extensions of credit to any of its officers, directors or shareholders or any member of their immediate families or entity controlled by any of the foregoing or to any other person, except for sales on open account or in the ordinary course of business and except for loans and advances permitted pursuant to the provisions of Section 9.06.

9.11. Distributions. The Company shall not, and shall not permit any Subsidiary to, declare or pay any Restricted Payments (whether by reduction of capital or otherwise) with respect to any shares of its stock, except for (a) dividends by Subsidiaries to the Company, (b) dividends paid during any fiscal year of the Company to the extent not exceeding five percent (5%) of Consolidated Net Income for such fiscal year if at the time such dividends are declared and paid and after giving effect thereto, no Event of Default or Potential Default shall exist and be continuing, and (c) dividends or redemptions with respect to the Preferred Stock, and purchases or redemptions of the Warrants.

9.12. ERISA. The Company shall not, and shall not permit any Subsidiary to, enter into, maintain, or make contributions to, directly or indirectly, any defined benefit pension plan that is subject to ERISA except for the KDI/Triangle Corporation Defined Benefit Plan (the "KDI Plan"). The Company shall not, and shall not permit any of its Subsidiaries to:

     (a) engage in any transaction in connection with which the Company or any of its Subsidiaries could reasonably be expected to be subject to any material liability arising from either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

     (b) terminate any Plan in a manner, or take any other action, which could result in any material liability of any member of the ERISA Group to the PBGC;

     (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan;

     (d) except for the KDI Plan, which had an unfunded past service liability of $538,475 as of January 1, 1998, permit the present value of all benefit liabilities under all Plans to exceed the fair market value of the assets of such Plans; or

     (e) fail to make any material payments to any Multiemployer Plan that it may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

         In addition, no member of the ERISA Group shall (i) fail to pay when due any amount that it shall have become liable to pay under Title IV of ERISA,
(ii) cause or permit to exist any event by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, or (iii) cause or permit there to occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation.

9.13. Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to the Company or Subsidiary, as the case may be, as would be obtainable in a comparable arm's-length transaction with a person other than an Affiliate, except transactions between the Company and any wholly owned Subsidiary.

9.14. Fiscal Year. The Company shall not change, and shall not permit any of its Subsidiaries to change, its fiscal year from a fiscal year ending December 31.

9.15. Amendments or Waivers. Without the prior written consent of the Purchasers, the Company will not, and will not permit any Subsidiary to, agree to (a) any amendment to or waiver of or in respect of any of the Operative Documents, excluding the Credit Agreement, or (b) any amendment to or waiver of or in respect of the certificate of incorporation of the Company. Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, enter
                                      -41-
into any modification or amendment to the Credit Agreement or Senior Security Documents to which it is a party (or permit the amendment or modification thereof) that (i) makes less restrictive the advance rates and formulae applicable to the Debt thereunder, (ii) relates to the payment of dividends or other distributions with respect to capital stock, or (iii) adds any new covenant, prepayment event or event of default prohibiting or limiting, as such, changes in ownership of capital stock of the Company, the effect of which will directly prohibit the exercise of the Warrants in whole or in part.

9.16. No Inconsistent Agreements; Amendments. Except with respect to Article 11 of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any loan or other agreement, or enter into any amendment or other modification to any currently existing agreement, which by its terms prevents (a) the Company from paying the principal of or premium, if any, or interest on the Notes at the times or in the amounts as provided therein; (b) the Company from paying dividends on the Preferred Stock or redeeming the Preferred Stock at the times or in the amounts as provided therein; or (c) the Company or any Subsidiaries from otherwise observing or performing any of its obligations under the Transaction Documents to which it is a party.

9.17. CAPITAL EXPENDITURES. Make any Capital Expenditure during any single fiscal year the aggregate amount of all Capital Expenditures made by Company and its Subsidiaries during such period would exceed $2,500,000 provided, that Company and its Subsidiaries may make additional Capital Expenditures in any annual period commencing January 1 in each case in an amount equal to the excess of the maximum amount of Capital Expenditures specified above for the immediately previous annual period over the amount of Capital Expenditures actually made in such period; and provided, further, in calculating the limitation for purposes of this Section 9.17, the Inmet Cap Ex shall be excluded.

9.18. PREPAYMENT OF DEBTS. The Company shall not, and shall not permit any Subsidiary to, prepay, purchase, redeem or defease any Debt for money borrowed or any Capital Leases excluding, subject to the terms hereof, any indebtedness or liabilities of the Company to the Purchasers arising under this Agreement, the 1996 Agreement or the Credit Agreement.


ARTICLE 10
Defaults

10.01. Events of Default. If any one or more of the following events (each an "Event of Default") shall occur and be continuing for any reason whatsoever (whether voluntary or involuntary, by operation of law or otherwise):

     (a) the Company shall fail to pay when due any principal of any Note, or shall fail to pay within two Business Days of the due date thereof any interest or premium on any Note, or any fees or any other amount payable hereunder;

     (b) the Company shall fail to pay when due any principal of any Senior Note, or shall fail
                                      -42-
to pay when due any interest or premium on any Senior Note, or any fees or any other amount payable thereunder;

     (c) the Company shall fail to observe or perform any covenant in Sections 8.13, 8.16 through 8.20, inclusive, or in Article 9, or shall fail to observe or perform for 10 days any of the covenants or agreements of the Company set forth in Section 8.01(a), (b), 8.03, 8.04, 8.05 or 8.08.

     (d) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party (other than those covered by clause (a), (b) or (c) above) for 30 days after the earlier of the date written notice of such failure has been given to the Company by any Purchaser and the date the Company first has knowledge of such failure;

     (e) any Subsidiary shall fail to observe or perform any covenant or agreement contained in any Operative Agreement to which it is a party for 30 days after the earlier of the date written notice of such failure has been given to any Subsidiary by any Purchaser and the date the Company first has knowledge of such failure;

     (f) any representation, warranty, certification or statement made by the Company or any Subsidiary in any Operative Document or in any certificate, financial statement or other material document delivered pursuant to the Operative Documents shall prove to have been incorrect in any respect (or in any material respect if such representation, warranty, certification, or statement is not by its terms already qualified as to materiality) when made (or deemed made);

     (g) the Company or any of its Subsidiaries shall fail to make any payment or payments in respect of any Debt (other than the Notes and Senior Notes) arising in one or more related or unrelated transactions, the amount of such payment or payments shall be in an aggregate amount exceeding $100,000 and such failure shall continue beyond any period of grace, if any, specified therein;

     (h) any event or condition shall occur which (i) results in the acceleration of the maturity of (A) Senior Notes, or (B) any Debt (other than the Notes and the Senior Notes) of the Company or any of its Subsidiaries arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $100,000, or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt (other than the Senior Notes) or any Person or Persons acting on behalf of such holder or holders to accelerate the maturity thereof, or (iii) results in a violation of, or a default under, any provision of the articles of incorporation of the Company;

     (i) (i) the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or (ii) the Company or any of its Subsidiaries shall take any corporate action to authorize any of the foregoing;

     (j) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

     (k) one or more judgments or orders for the payment of money aggregating in excess of $100,000 shall be rendered against the Company or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 consecutive days; provided that any amounts that an insurer has acknowledged an obligation to pay shall not be included in such aggregate amount; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan;

     (l) any person or group of persons (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act), other than the Investors and Investor Affiliates, shall have acquired beneficial ownership (within the meaning of such Rule 13d-3) of 45% or more of the Common Stock; or the Investors and Investor Affiliates shall cease to be the beneficial owner of at least 45% of the Common Stock (each, a "Change in Control");

     (m) the auditor's report or reports on the audited statements delivered pursuant to Section 8.01 shall include any material qualification (including with respect to the scope of audit) or exception and shall not have been replaced within 30 days after the delivery thereof by an auditor's report that does not include any material qualification (including with respect to the scope of audit) or exception;

     (n) [INTENTIONALLY OMITTED];

     (o) the Company shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction and such determination, ruling, decision, decree or order remains unstayed and in effect for any period of 10 days beyond any period for which any business interruption insurance policy of the Company shall provide full coverage to the Company of any losses and lost profits; or

     (p) any of the Operative Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert in writing; provided that in the case of any Operative Document which is not a Transaction Document, such failure could reasonably be expected to have an adverse effect on the Purchasers;

then, and in every such event and at any time thereafter during the continuance of such event, the Purchasers by notice to the Company shall declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause
(i) or (j) above with respect to the Company, without any notice to the Company or any other act by the Purchasers, all of the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The exercise by the Purchasers of one or more of its remedies upon the occurrence of an Event of Default shall in no way preclude the Purchasers from exercising other remedies also available to it in law or in equity.


ARTICLE 11
Subordination

                  The payment of the principal of and premium, if any, and interest on the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent and in the manner provided in this Article 11.

11.01. Certain Definitions. As used in this Article 11, the following terms shall have the following meanings:

                  "Junior Securities" means any debt or equity securities distributed to the holders of the Notes, but only if they are subordinated to at least the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness, and any such subordination shall include provisions relating to amortization and prepayment or, if applicable, redemption or repurchase to the effect that all payments of principal on the Senior Indebtedness or any securities issued in exchange for the Senior Indebtedness are to be made in full prior to any payment of principal under or redemption or repurchase of such securities distributed to the holders of the Notes.

                  "Post Petition Interest" means interest that accrues after the commencement of a case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any of its Subsidiaries or Affiliates, whether or not allowed or allowable as a claim in any such proceeding.

                  "Senior Default" means a Senior Payment Default or a Senior Event of Default.

                  "Senior Event of Default" means any default, other than a Senior Payment Default, that occurs and is continuing with respect to Senior Indebtedness that permits the holders of such

Senior Indebtedness to accelerate the maturity of such Senior Indebtedness.

                  "Senior Indebtedness" means (i) the principal of and interest (including Post-Petition Interest) on the Senior Loans, (ii) any and all other costs, fees, expenses and other amounts payable by the Company under the Credit Agreement or any of the Senior Security Documents, and (iii) any other obligations or liabilities of the Company to the Lenders; provided that in no event shall the aggregate principal amount of loans or other obligations constituting Senior Indebtedness exceed the amount permitted by Section 9.04(b).

                  "Senior Payment Default" means any default in the payment of any Senior Indebtedness that occurs and is continuing beyond any applicable period of grace.

                  "Subordinated Indebtedness" means (i) the principal of and interest (including Post- Petition Interest) on the Notes, (ii) all payments for the redemption of any Warrant pursuant to Article V of such Warrant or of any Preferred Stock, and (iii) any other monetary obligations of the Company arising out of or in connection with this Agreement or the Notes.

11.02. General. Subject to Section 11.03, the Company may make and the holders of the Notes may receive payment on the Subordinated Indebtedness, including, without limitation:

         (a) payments of interest on account of the Notes on the regularly scheduled payment dates thereof in accordance with the terms of the Notes; and

         (b) payment of the principal of the Notes on the regularly scheduled payment dates thereof, all in accordance with the terms of the Notes.

11.03.  Limitation on Payment and Remedies.

         (a) If there shall be a Senior Payment Default, the Company shall not make any payment (in cash, property, securities or by setoff or otherwise) of or on account of the principal of or interest on the Notes or as a sinking fund for the Notes or on account of any other Subordinated Indebtedness or in respect of any redemption, retirement, purchase or other acquisition of the Notes until (i) such Senior Payment Default shall have been remedied or waived or shall have ceased to exist or (ii) the Senior Indebtedness in respect of which such Senior Payment Default shall have occurred shall have been paid or provided for in full.

         (b) If there shall be a Senior Event of Default and the Lenders shall have delivered a Blockage Notice (as defined below) to the Company and the holders of the Notes, the Company shall not make any direct or indirect payment (in cash, property, securities or by setoff or otherwise) of or on account of the principal of or interest on the Notes or as a sinking fund for the Notes or on account of any other Subordinated Indebtedness or in respect of any redemption, retirement, purchase or other acquisition of the Notes prior to the earlier to occur of (i) the date all such Senior Events of Default that gave rise to the Blockage Notice shall have been remedied or waived or shall have ceased to exist or (ii) the 180th day after the Company's receipt of such Blockage Notice or such shorter period as determined in accordance with paragraph (c) below.

         (c) For the purposes of this Article 11, (i) a "BLOCKAGE NOTICE" is a notice of a Senior Event of Default that in fact has occurred and is continuing, given to the Company and the holders of the Notes by the Lenders; provided, however, that (x) no such notice shall be effective as a Blockage Notice if an effective Blockage Notice shall have been previously given within the most recent period of 360 consecutive days, and (y) no such notice shall be effective as a Blockage Notice if such notice relates to a Senior Event of Default which existed or is continuing on the date a Blockage Notice was previously delivered within the most recent period of 360 consecutive days (it being understood and agreed that a Senior Default resulting from a breach of a covenant in one time period or at one determination date and a Senior Default resulting from a breach of the same covenant in the next succeeding time period or at the next succeeding determination date shall be deemed to be the same Senior Default); and (ii) a "BLOCKAGE PERIOD" is the period during which the Company is restricted from making payments of or on account of the Subordinated Indebtedness pursuant to Section 11.03(a) or Section 11.03(b). Notwithstanding any provision in this Agreement to the contrary, in no event shall the Company be restricted from making payments of or on account of the Subordinated Indebtedness pursuant to Section 11.03(b) by reason of giving one or more Blockage Notices for a period which exceeds, in the aggregate, 180 days in any 360-consecutive-day period. Upon the expiration or termination of any Blockage Period, the holders of the Notes shall be entitled to be paid all sums due and owing on the Subordinated Indebtedness.

         (d) As long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default under this Agreement, the holders of the Subordinated Indebtedness shall not declare or join in any declaration of the Notes to be due and payable by reason of such Event of Default or otherwise take any action against the Company prior to the expiration of 10 days (a "REMEDY STANDSTILL PERIOD") after the written notice of intention to accelerate on account of the occurrence of such Event of Default (a "REMEDY NOTICE") shall have been given by the holders of the Subordinated Indebtedness to the Company and the Lenders or the holders of the Senior Indebtedness unless the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any Event of Default pursuant to Section 10.01(i) or Section 10.01(j) of this Agreement shall have occurred; provided, however, that such Remedy Standstill Period shall be extended until the earliest of (x) the date such Event of Default shall have been remedied or waived or shall have ceased to exist or the date on which the holders of the Senior Indebtedness have caused such Senior Indebtedness to become due prior to its stated maturity, (y) the date that such Remedy Standstill Period shall cease to be effective in accordance with Section 11.03(e), and (z) 120 days from the date such Remedy Notice was given (if the Remedy Notice was given in respect of an Event of Default under Section 10.01(a) or Section 10.01(b)) or 180 days from the date such Remedy Notice was given (if the Remedy Notice was given in respect of an Event of Default other than under Section 10.01(a) or Section 10.01(b)) if, at the time the Remedy Standstill Period would otherwise expire, (1) there exists any Senior Payment Default and (2) there exists any Senior Event of Default and an effective Blockage Notice is given in accordance with, and subject to the limitations of, this Section 11.03. Upon the expiration or termination of any Remedy Standstill Period, the holders of the Notes shall be entitled to exercise any of their rights with respect to the Notes other than any right to accelerate the maturity date of the Notes based upon the

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



occurrence of any Event of Default which has been cured or otherwise remedied during the Remedy Standstill Period.

         (e) Notwithstanding any provision in this Agreement to the contrary (excluding the subordination provisions of Section 11.03(a)), any Blockage Period or Remedy Standstill Period shall be inapplicable or cease to be effective if an Event of Default pursuant to Section 10.01(i) or Section 10.01(j) shall have occurred. In addition (subject to the subordination provisions of Section 11.03(a)), any Blockage Period or Remedy Standstill Period shall cease to be effective if at any time during such period: (i) all or substantially all of the assets of the Company are sold or otherwise disposed of outside of the ordinary course of business, or (ii) payment or any distribution of any character, whether in cash, securities or other property of the Company shall be made to or received by any creditor on any indebtedness for borrowed money which is on a parity with or subordinate in right of payment to the Notes.

         (f) Section 11.03(d) shall not apply to any action taken by any holder of the Notes in filing lawsuits to prevent the running of any applicable statute of limitations or other similar restriction on claims, but in each case only to the extent reasonably necessary to prevent such running.

11.04. Subordination upon Certain Events. Upon the occurrence of any Event of Default under Section 10.01(i) or Section 10.01(j) or, without duplication, upon a receivership, insolvency, liquidation or dissolution of the Company or in connection with an assignment for the benefit of its creditors or marshaling of its assets or liabilities:

         (a) Upon any payment or distribution of assets of the Company to creditors of the Company, holders of Senior Indebtedness shall be entitled to receive payment of the Senior Indebtedness in full before the holders of the Notes shall be entitled to receive any payment in respect of the Subordinated Indebtedness, except that the holders of the Notes may receive Junior Securities.

         (b) Until all Senior Indebtedness is paid in full, any distribution to which the holders of the Notes would be entitled but for this
Article 11 shall be made to holders of Senior Indebtedness, as their interests may appear, except that the holders of the Notes may receive Junior Securities.

         (c) For purposes of this Article 11, a distribution or payment may consist of cash, securities or other property, whether by setoff or otherwise.

         (d) Notwithstanding the foregoing provisions of this Section 11.04, if payment or delivery by the Company of Junior Securities to the holders of the Subordinated Indebtedness is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Subordinated Indebtedness to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by the Company of such Junior Securities shall be made to the holders of the Subordinated Indebtedness in accordance with such order or decree.

11.05. Payments and Distributions Received. If the holders of the Subordinated Indebtedness shall
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



have received any payment from or distribution of assets of the Company of any kind or character in respect of the Subordinated Indebtedness in contravention of the terms of this Article 11 before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the Lenders, as the holder of the Senior Indebtedness (or its authorized agent) to the extent necessary to pay all such Senior Indebtedness in full.

11.06. Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full, the holders of the Subordinated Indebtedness shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Subordinated Indebtedness have been applied to the payment of Senior Indebtedness. A distribution made under this Section 11.06 to a holder of Senior Indebtedness which otherwise would have been made to the holders of the Subordinated Indebtedness is not, as between the Company and the holders of the Subordinated Indebtedness, a payment by the Company on Senior Indebtedness.

11.07. Relative Rights. This Article defines the relative rights of the holders of the Subordinated Indebtedness and the holders of Senior Indebtedness. Nothing in this Article 11 shall: (i) impair, as between the Company and the holders of the Subordinated Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest (including default interest) on the Notes in accordance with their terms; or
(ii) affect the relative rights of the holders of the Subordinated Indebtedness and creditors of the Company other than holders of Senior Indebtedness.

11.08. Subordination May Not Be Impaired by the Company. No right of any holder of any Senior Indebtedness to enforce the subordination of the Subordinated Indebtedness shall be impaired by any act or any failure to act by the Company or by the failure of the Company to comply with this Agreement.

11.09. Payments. A payment with respect to principal of or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of and interest on the Notes and any payment on account of mandatory prepayment or optional prepayment provisions.

11.10. Subordination Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of an Event of Default under
Article 10.

11.11. Subordination Not Impaired; Benefit of Subordination. Each holder of Subordinated Indebtedness agrees and consents that, without notice to or assent by such holder, and without affecting the liabilities and obligations of the Company and any holder of Subordinated Indebtedness and the rights and benefits of the holders of the Senior Indebtedness set forth in this Article 11:

         (a) The holders of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

         (b) Any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of the Company or any collateral under the Senior Loan Documents may from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

11.12.  Miscellaneous.

         (a) To the extent permitted by applicable law, the holders of the Subordinated Indebtedness and the Company hereby waive notice of acceptance hereof by the holders of the Senior Indebtedness.

         (b) The Company and the holders of the Subordinated Indebtedness hereby expressly agree that the holders of the Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Article 11 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.


ARTICLE 12
Prepayment

                  The Company shall prepay outstanding principal (together with accrued interest) on the Notes in accordance with the "Mandatory Prepayment" provisions set forth in the Notes. The Company may prepay outstanding principal of (together with accrued interest on) the Notes only if the Notes are prepaid on a pro rata basis and in accordance with the "Optional Prepayment" provisions set forth in the Notes.


ARTICLE 13
Miscellaneous

13.01. Survival of Agreements, Representations and Warranties. All of the agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, acceptance of the Securities and payment therefor, exercise of the Warrants or termination of this Agreement.

13.02. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (a)      if to the Purchasers:

                                    National City Capital Corporation
                                    1965 East Sixth Street
                                    Cleveland, Ohio 44114
                                    Attention: Mr. Richard Martinko
                                    Managing Director

                                    Rocky Mountain Mezzanine Fund II, L.P.
                                    c/o Rocky Mountain Capital Partners LLP
                                    1125 17th Street, Suite 2260
                                    Denver, Colorado 80202
                                    Attention:  Edward C. Brown
                                    Managing Partner

                           with a copy to:

                                    Baker & Hostetler
                                    3200 National City Center
                                    1900 East 9th Street
                                    Cleveland, Ohio 44114-3485
                                    Telecopier No.: (216) 696-0740
                                    Attention:  Gary R. Martz, Esq.

                           (b)      if to the Company:

                                    John L. Smucker
                                    MCE Companies, Inc.
                                    310 Depot Street
                                    Ann Arbor, Michigan 48104
                                    Telecopier No.: (734) 761-1727

                           and to:

                                    Jon E. Carlson
                                    MCE Companies, Inc.
                                    310 Depot Street
                                    Ann Arbor, Michigan 48104
                                    Telecopier No.: (734) 761-1727
                           with a copy to:

                                    Dykema Gossett PLLC
                                    400 Renaissance Center
                                    Detroit, Michigan 48243-1668
                                    Telecopier No.: (313) 568-6915
                                    Attention: J. Michael Bernard

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, certified mail, return receipt requested if mailed first class; and when receipt is acknowledged, if telecopied.

13.03. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto.

13.04.  Assignments and Participations.

         (a) The Company may not assign any of its rights or obligations under this Agreement without the prior written consent of the Purchasers.

         (b) Subject to applicable securities laws and the applicable provisions of the Warrants and the Stockholder Agreement, the Purchasers may, at any time and from time to time assign or sell or otherwise transfer any of their interests in any of the Transaction Documents (i) to an Affiliate thereof, (ii) to any bank, insurance company, investment company, savings and loan association, mezzanine investment fund or other financial institution or any affiliate thereof or to any other Person (excluding a competitor of the Company or its Subsidiaries), with the prior written consent of the Company, which consent will not be unreasonably withheld.

13.05.  Amendment and Waiver.

         (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

         (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given.

Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

13.06. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13.07. Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless otherwise specified, all references to Sections and Articles are references to Sections and Articles of this Agreement, and all references to Exhibits and Schedules are to Exhibits and Schedules to this Agreement.

13.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflicts of law.

13.09. Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Ohio located in the City of Cleveland or of the United States District Court for the Northern District of Ohio and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing (via first class mail) of copies thereof by registered or certified mail, return receipt requested, postage prepaid, to the address set forth in Section 13.02, such service to become effective 10 days after such mailing.

13.10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

13.11. Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

13.12. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

13.13. Certain Expenses. The Company will pay all reasonable expenses of the Purchasers (including reasonable fees, charges and disbursements of counsel) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Closing and each purchase of Securities and any amendment, supplement, modification or waiver of or to any provision of this Agreement, the Notes or any other Transaction Document, or any consent to any departure by the Company from the terms of any provision of this Agreement, the Notes or any other Transaction Document.

13.14. Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

13.15. Waiver of Jury Trial. THE COMPANY AND THE PURCHASERS HEREBY
IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

13.16. Required Purchasers. Whenever any action is to be taken or consent given, such action or consent shall be effective if approved in writing and signed by the Holders of at least 66 2/3% in principal amount of the Notes then outstanding or, if no Notes are then outstanding, the Holders of at least 66 2/3% of the Warrants then outstanding; provided, however, that no modification or waiver of any provision of this Agreement shall, unless in writing and signed by the Holders of all Notes then outstanding, do any of the following: (a) reduce the principal of, or interest on, the Notes, (b) postpone any date fixed for any payment of principal of, or interest on, the Notes, or (c) change the unpaid principal amount of the Notes or the principal percentage of Holders required to take any action hereunder.

13.17. Confidentiality. Each Purchaser agrees to keep confidential any information relating to the Company or any of its Subsidiaries received by it pursuant to or in connection with this Agreement which is (a) trade information which the Purchasers reasonably expect that the Company would want to keep confidential, (b) technical information with respect to the equipment or operations of the Company, (c) financial or environmental information, and (d) any written information that is clearly and conspicuously identified in writing by the Company as confidential; provided, however, that this Section 13.17 shall not be construed to prevent any Purchaser from disclosing such information (i) to any other Purchaser or any Purchaser's legal counsel, auditors, and accountants, or any Affiliate that shall agree to be bound by this obligation of confidentiality, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand or any regulatory agency or authority (whether or not such request or demand has the force of law), (iv) that has been publicly disclosed, other than from a breach of this provision by the Purchaser, (v) that has been obtained from any Person that is neither a party to this Agreement nor an Affiliate of any such party, (vi) in connection with the exercise of any right or remedy hereunder or under any other Transaction Documents, or (vii) to any purchaser of all or any part of the Notes or Warrants owned by that Purchaser that agrees to be bound by the obligation of confidentiality in this Agreement.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                               MCE COMPANIES, INC.


                               By: /s/John L. Smucker
                                  --------------------------------
                               Name: John L. Smucker
                               Title:   President
Number of
Warrant
Shares
--------
7,142.72                       NATIONAL CITY CAPITAL CORPORATION


                               By: /s/ Todd S. McCuaig
                                  --------------------------------
                               Name: Todd S. McCuaig
                               Title:   Managing Director

                               Payment Account Designation
                               ---------------------------
                               National City Bank, Cleveland, Ohio
                               ABA No. 041-000-124
                               Account Name: National City Capital Corporation Account No.: 2085108


1,260.48                       GREAT LAKES CAPITAL
                               INVESTMENTS I, LLC


                               By: /s/ Todd S. McCuaig
                                  --------------------------------
                               Name: Todd S. McCuaig
                               Title:   Member

                               Payment Account Designation
                               National City Bank, Cleveland, Ohio
                               ABA No. 041-000-124
                               Account Name: Great Lakes Capital Investments I,
                                                    LLC
                               Account No.: 394991598

4,726.80                       ROCKY MOUNTAIN MEZZANINE
                               FUND II, L.P.
                               By: Rocky Mountain Capital Partners
                                      LLP, its General Partner


                                        By: /s/Stephen N. Sangalis
                                           --------------------------------
                                        Name:  Stephen N. Sangalis
                                        Title:    General Partner

                                        Payment Account Designation
                                        ---------------------------
                                        US Bank
                                        ABA No. 102-000-021
                                        Account Name: Rocky Mountain Mezzanine
                                                      Fund II, L.P.
                                        Account No.: 103655151910

                                                                  EXECUTION COPY
                                 FIRST AMENDMENT
                                       TO
             SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT



         This FIRST AMENDMENT TO SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT (the "Amendment"), made as of July 21, 2000, is among MCE COMPANIES, INC., a Michigan corporation (the "Company"), GREAT LAKES CAPITAL INVESTMENTS I, LLC, a Delaware limited liability company ("GLCI"), NATIONAL CITY CAPITAL CORPORATION, a Delaware corporation ("NCCC"), and ROCKY MOUNTAIN MEZZANINE FUND II, L.P., a Colorado limited partnership ("RMMF") (GLCI, NCCC and RMMF each a "Purchaser" and collectively the "Purchasers").


                                    Recitals

         A. The Company and the Purchasers entered into a Senior
Subordinated Note and Warrant Purchase Agreement, dated as of July 28, 1999 (the "Purchase Agreement"); and

         B. The parties desire to amend the Purchase Agreement as set forth herein;


                                   Agreements

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Effect of Amendment; Definitions. The Purchase Agreement shall be and hereby is amended as provided in Section 2 hereof. Except as expressly amended in Section 2 hereof, the Purchase Agreement shall continue in full force and effect in accordance with its respective provisions on the date hereof. As used in the Purchase Agreement, the terms "this Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Purchase Agreement as amended and modified by this Amendment. Capitalized terms that are not otherwise defined herein, have the meanings ascribed to such terms in the Purchase Agreement.

         2. Amendments.

                  (a) Section 1.01 is hereby amended to include the following definition in alphabetical order:

                           "MCE Europe" means MCE Europe, Inc., a Michigan corporation and a wholly-owned subsidiary of the Company. As of the date of this

          Agreement, MCE Europe is the sole shareholder of MCE Microwave Limited UK which, in turn, is the sole shareholder of DML Microwave Limited; see REVISED SCHEDULE 5.09 attached hereto.

                  (b) Section 1.01 of the Purchase Agreement is hereby amended, effective as of September 30, 1999, by deleting in its entirety the definition of "EBITDA Adjustment" contained therein, and substituting in lieu thereof the following:

                      "EBITDA Adjustment" shall mean (i) if the date of determination is September 30, 1999, that portion of actual Consolidated EBITDA attributable to MCE Europe divided by 2 then multiplied by 10; (ii) if the date of determination is December 31, 1999, that portion of actual Consolidated EBITDA attributable to MCE Europe divided by 5 then multiplied by 7; (iii) if the date of determination is March 31, 2000, that portion of actual Consolidated EBITDA attributable to MCE Europe divided by 8 then multiplied by 4;
         (iv) if the date of determination is June 30, 2000, that portion of actual Consolidated EBITDA attributable to MCE Europe divided by 11 then multiplied by 1; and (v) if the date of determination is after June 30, 2000, $0.

                  (c) Section 1.01 of the Purchase Agreement is hereby amended, effective as of December 31, 1999, by adding the following new definition:

                      "Breakeven Adjustment" shall mean (i) if the date of determination is December 31, 1999, $1,000,000, (ii) if the date of determination is March 31, 2000, $1,000,000, (iii) if the date of determination is June 30, 2000, $1,000,000, (iv) if the date of determination is September 30, 2000, $500,000, and (v) if the date of determination is after September 30, 2000, $0.

                  (d) Section 1.01 of the Purchase Agreement is hereby amended, effective as of December 31, 1999, by deleting in its entirety the definition of "Consolidated EBITDA" contained therein, and substituting in lieu thereof the following:

                      "Consolidated EBITDA" shall mean for any period of determination, Consolidated Net Income for such period, less the aggregate amounts included in determining Consolidated Net Income for extraordinary gains during such period, plus the aggregate amounts deducted in determining Consolidated Net Income in respect of (a) income taxes for such period, (b) interest expense for such period, (c) depreciation and amortization expense and other non-cash charges for such period, and (d) extraordinary losses for such period, in each case determined on a Consolidated basis in accordance with GAAP, plus the EBITDA Adjustment, plus the Breakeven Adjustment.


         3. Representations and Warranties of the Company.

                  (a) The Company hereby represents and warrants that all representations and warranties set forth in the Financing Documents, as the same may be amended hereby, to which it is a party are true and correct in all material respects, and that this Amendment has been executed and delivered by its duly authorized officer and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

                  (b) Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, the parties hereto expressly acknowledge and agree that, effective as of September 30, 1999, the references in Section 5.09 of the Purchase Agreement (relative to Subsidiaries; Other Equity Investments) to Schedule 5.09 is replaced by REVISED SCHEDULE 5.09 attached to this Amendment.

                  (c) The Company hereby represents and warrants that the execution, delivery and performance by it of this Amendment and its performance of the Financing Documents, as the same may be amended hereby, to which it is a party (i) have been duly authorized by all necessary corporate action, (ii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or bylaws of the Company, or of any judgment, injunction, order or decree or of any material agreement or other material instrument binding upon the Company, and (iii) do not result in the creation or imposition of any Lien (other than the Permitted Liens) on any asset of the Company.

         4. Representations and Warranties of the Purchasers. Each of the Purchasers hereby severally, and not jointly, represents and warrants with respect to itself that this Amendment has been executed and delivered by its duly authorized officer and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

         5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

         6.  Miscellaneous.

                  (a) This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws.

                  (b) This Amendment shall become effective upon the execution and delivery hereof by GLCI, NCCC, RMMF and the Company.

                  (c) Except as expressly set forth in this Amendment, (i) the execution, delivery and performance by each of the Purchasers of this Amendment shall not constitute or be deemed to be or construed as a waiver of any right, power or remedy, or a waiver of any provision of the Purchase Agreement or any other Financing Document, or a waiver of any

Default or any Event of Default, and (ii) nothing herein shall be deemed to entitle the Company to a future consent to, or a future waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other Financing Document in similar or different circumstances. This Amendment is subject to the provisions of Section 13.05 of the Purchase Agreement.

                  (d) Pursuant to Section 13.13 of the Purchase Agreement, the Company agrees to pay on demand all reasonable expenses of the Purchasers (including reasonable fees, charges and disbursements of counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment.



                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.


                                       MCE COMPANIES, INC.


                                       By: /s/ John L. Smucker
                                           -----------------------------------
                                           John L. Smucker, President



                                       GREAT LAKES CAPITAL INVESTMENTS I,
                                       LLC

                                       By: /s/ Richard J. Martinko
                                           -----------------------------------
                                       Its: Member
                                           -----------------------------------



                                       NATIONAL CITY CAPITAL CORPORATION


                                       By: /s/ Richard J. Martinko
                                           -----------------------------------

                                       Its: Managing Director
                                           -----------------------------------


                                       ROCKY MOUNTAIN MEZZANINE FUND II,
                                       L.P.

                                       By: Rocky Mountain Capital Partners LLP
                                           Its:  General Partner


                                       By: /s/ Stephen Sangalis
                                           -----------------------------------

                                       Its: General Partner
                                           -----------------------------------

                              REVISED SCHEDULE 5.09
                                       to
                                 FIRST AMENDMENT
                                       TO
             SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT



                                  SUBSIDIARIES



         DML MICROWAVE LIMITED, a private limited company registered in England and Wales (company no. 01064744) and a wholly-owned subsidiary of MCE UK (f/k/a Densitron Microwave Limited)

         INMET CORPORATION, a Michigan corporation ("Inmet")

         KDI/TRIANGLE CORPORATION, a Michigan corporation ("KDI")

         MCE EUROPE, INC., a Michigan corporation ("MCE Europe")

         MCE MANUFACTURING CORPORATION, a Michigan corporation

         MCE MICROWAVE LIMITED, a private limited company registered in England and Wales (company no. 3719966) and a wholly-owned subsidiary of MCE Europe ("MCE UK") (f/k/a DML Microwave Limited)

         MCE WORLDWIDE CORPORATION, a Barbados corporation (company no. 14658)

         METELICS CORPORATION, a California corporation ("Metelics")

         SOLENT MICROWAVE LIMITED a private limited company registered in
                  England and      Wales (company no. 01854836) and a wholly-
                  owned Subsidiary of DML Microwave Limited

         WEINSCHEL CORPORATION, a Michigan corporation ("Weinschel")